Exhibit 10.14

LEASE AND LEASE AGREEMENT, dated as of March 27, 2002, between ROUTE 206 ASSOCIATES, a New Jersey partnership, with offices at 520 Route 22, P.O. Box 6872, Bridgewater, NJ 08807 (the "Landlord"), and ENZON, INC., a Delaware corporation, with an office at 20 Kingsbridge Road, Piscataway, NJ 08854 (the "Tenant").

Subject to all the terms and conditions set forth below, the Landlord and the Tenant hereby agree as follows:

1. Definitions.

Certain terms and phrases used in this Agreement (generally those whose first letters are capitalized) are defined in Exhibit E attached hereto and, as used in this Agreement, they shall have the respective meanings assigned or referred to in that exhibit.

2. Lease of the Leased Premises.

2.1. The Landlord shall, and hereby does, lease to the Tenant, and the Tenant shall, and hereby does, accept and lease from the Landlord, the Leased Premises during the Term. The Leased Premises consist of 18,809 square feet of gross rentable floor space on the third floor of 685 Route 202/206, Bridgewater, New Jersey as more fully described in the definition of Leased Premises set forth in Exhibit E attached hereto.

2.2. The Landlord shall, and hereby does, grant to the Tenant, and the Tenant shall, and hereby does, accept from the Landlord, the non-exclusive right to use the Common Facilities during the Term for itself, its employees, other agents and Guests in common with the Landlord, any tenants of Other Leased Premises, any of their respective employees, other agents and guests and such other persons as the Landlord may, in the Landlord's sole discretion, determine from time to time.

3. Rent.

3.1. The Tenant shall punctually pay the Rent for the Leased Premises for the Term to the Landlord in the amounts and at the times set forth below, without bill or other demand and without any offset, deduction or, except as may be otherwise specifically set forth in this Agreement, abatement whatsoever.

3.2. The Basic Rent for the Leased Premises during the Initial Term shall be at the rate per year set forth below.

          Years                     Annual Rate       Monthly Installments
          -----                     -----------       --------------------
    one through three               $470,225.04           $39,185.42
      four and five                 $489,034.08           $40,752.84

      The annual rate of Basic Rent for the Leased Premises during any Renewal Term shall be calculated as set forth in subsection 6.1.4 of this Agreement for the respective Renewal Term.

3.3. The Tenant shall punctually pay the applicable Basic Rent in equal monthly installments in advance on the first day of each month during the Term, with the exception of Basic Rent for the first full calendar month of the Initial Term. The Tenant shall pay the Basic Rent for the first full calendar month of the Initial Term upon execution and delivery of this Agreement. The Tenant shall punctually pay the Basic Rent for a period of less than a full calendar month at the beginning of the Term on the Commencement Date.

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3.4. The Basic Rent and the Additional Rent for any period of less than a full calendar month shall be prorated. In the event that any installment of Basic Rent cannot be calculated by the time payment is due, such portion as is then known or calculable shall be then due and payable; and the balance shall be due thirty (30) days next following the Landlord's giving notice to the Tenant of the amount of the balance due, subject to Tenant's right to make inquiry regarding said calculation and receive reasonable back-up documentation from Landlord with respect thereto.

3.5. The Additional Rent for the Leased Premises during the Term shall be promptly paid by the Tenant in the respective amounts and at the respective times set forth in this Agreement.

3.6. That portion of any amount of Rent or other amount due under this Agreement which is not paid within five (5) days next following the date that such amount is first due shall incur a late charge equal to the sum of: (i) five percent of that portion of any amount of Rent or other amount due under this Agreement which is not so paid, and (ii) interest on that portion of any amount of Rent or other amount due under this Agreement which is not paid within five (5) days next following the date that such amount is first due at the Base Rate(s) in effect from time to time plus two additional percentage points from the day such portion is first due through the day of receipt thereof by the Landlord. Any such late charge due from the Tenant shall be due immediately upon invoicing.

4. Term.

4.1. The Initial Term shall commence on the Commencement Date and shall continue for five years from the beginning of the Initial Year, unless sooner terminated in accordance with section 24 of this Agreement. The Term shall commence on the Commencement Date and shall continue until the later of the conclusion of the Initial Term or the conclusion of any Renewal Term, unless sooner terminated in accordance with section 24 of this Agreement. Anything herein contained to the contrary notwithstanding, if (i) the Work is being done exclusively by contractors selected and retained by the Landlord and (ii) the conditions set forth in subsection 4.2 of this Agreement shall not have been satisfied by July 1, 2002 (the "Outside Date"), then in that event, Tenant shall have the right at any time thereafter, at its option, upon ten (10) days prior written notice to Landlord, to terminate this Lease and any and all obligations hereunder, and receive a prompt refund of its Security Deposit and prepaid rents provided that the termination shall be ineffective if the conditions set forth in subsection
4.2 of this Agreement shall have been satisfied within the ten (10) period. The Outside Date shall be deferred one day for each day that delivery of the Tenant Plan occurs after the Tenant Plan Due Date. Anything herein contained to the contrary notwithstanding, if (i) the Work is being done exclusively by contractors selected and retained by the Landlord and (ii) the required permits for the performance of the Work are not issued by the authorities having jurisdiction by May 15, 2002, notwithstanding Landlord's good faith efforts to secure the same, then Landlord shall have the right to terminate this Lease by written notice dispatched to Tenant on or before May 20, 2002. If required permits for the performance of the Work are not issued by the authorities having jurisdiction by June 3, 2002, then Tenant shall have the right to terminate this Lease by written notice dispatched to Landlord on or before June 10, 2002; provided that these dates shall be deferred one day for each day that delivery of the Tenant Plan occurs after the Tenant Plan Due Date. If either party terminates this Lease pursuant to the foregoing two sentencest, Tenant shall be entitled to receive a prompt refund of its Security Deposit and prepaid rents.

4.2. Unless one or more of the conditions contemplated by subsection 4.3 of this Agreement occurs, the Commencement Date shall be the later of:

      4.2.1.      the Target Date; or

      4.2.2. ten (10) days after the date that the last of each of the following conditions set forth in this


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                  subsection 4.2.2 of the Agreement that is specifically
                  applicable shall have occurred:

                  4.2.2.1. if the Work is being performed exclusively by contractors selected and retained by the Landlord, the date the Leased Premises can first be legally occupied for its intended use pursuant to a temporary or permanent certificate of occupancy;

                  4.2.2.2. the Work is substantially completed (except for (i) any long lead time items that may be required that can not be delivered to the Leased Premises in sufficient time to be incorporated into the work in proper sequence and (ii) any preparation work that is not being performed exclusively by contractors selected and retained by the Landlord); and

                  4.2.2.3. the Landlord can deliver actual and exclusive possession of the Leased Premises, free of rubbish and debris, to the Tenant (except for any contractors not selected and retained by the Landlord and their rubbish and debris).

                  4.2.2.4. Within ten (10) days of the execution of this Lease, each party agrees to notify the other party of the name and telephone number of its construction representative for the project. The ten (10) day period specified in subsection 4.2.2 shall commence when the Landlord's construction representative notifies the Tenant's construction representative that the conditions set forth in subsection 4.2.2 of this Agreement will be met.

                  4.2.2.5. The Commencement Date shall occur even though no temporary or permanent certificate of occupancy has been issued if the issuance of the certificate of occupancy is delayed because any work which is being performed by contractors engaged by Tenant is incomplete or fails to meet applicable code requirements (a "Completion Delay").

                  4.2.2.6. If a Completion Delay occurs then, when the Completion Delay is removed by Tenant, the Landlord shall remain responsible promptly to secure a certificate of occupancy. If the certificate of occupancy is a temporary certificate, the Landlord shall remain responsible promptly to correct and complete any items necessary to secure an unconditional certificate of occupancy.

4.3. In the event one or more of the conditions contemplated by this subsection
4.3 of the Agreement occurs, notwithstanding anything to the contrary set forth in subsection 4.2 of this Agreement, the Commencement Date shall be the earliest applicable date specified below:

      4.3.1. the earliest date the Tenant takes any of the following actions shall be the Commencement Date in the event the Tenant takes possession of the Leased Premises for the operation of its business; it being agreed that anything in this Lease contained to the contrary notwithstanding, Tenant shall have access to the Leased Premises on a rent-free basis for thirty
                  (30) days prior to the Commencement Date for purposes of taking measurements, installing cabling and wiring and furniture, furnishings and equipment;

      4.3.2. the Target Date in the event the Tenant does not timely: (i) deliver the Tenant Plan to the Landlord by the Tenant Plan Due Date and (ii) sign and return the notice contemplated by the second sentence of subsection 5.3 of this Agreement to the Landlord; or

      4.3.3. the date that the last of the conditions set forth in subsection 4.2.2 of this Agreement that is specifically applicable shall have occurred if (i) the Tenant shall have made a written


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                  request to Landlord to complete the work before the Target
                  Date and (ii) Landlord shall have done so.

4.4. Once it is ascertained in accordance with subsections 4.2 and 4.3 of this Agreement, the Landlord shall give prompt notice of the Commencement Date to the Tenant; and if the Tenant does not object thereto by notice given to the Landlord within 10 days of the Landlord's notice, the date set forth in the Landlord's notice shall thereafter be conclusively presumed to be the Commencement Date.

5. Preparation of the Leased Premises.

5.1. The Tenant shall cause the Tenant Plan to be prepared and shall deliver the complete Tenant Plan to the Landlord not later than the Tenant Plan Due Date. The Tenant Plan shall be prepared at the Tenant's expense which shall be reimbursable from the Allowance. It shall include the details specified in the definition of Tenant Plan and the location and extent of any special floor loading; special air conditioning requirements, if any; plumbing requirements, if any; and estimated total electrical load, including lighting requirements, lighting switch requirements and electrical outlet requirements, if any, in excess of the building standard being provided by the Landlord, setting forth the amount of the load, locations and types.

5.2. The Landlord shall cause the work required to complete the Tenant Plan (the "Work") to be performed by the Landlord or the Landlord's contractors in a good and workmanlike manner substantially in accordance with the Tenant Plan utilizing the Allowance to pay the price of the Work. The price shall include 5% of the Landlord's contractors' aggregate price for the Landlord's overhead and 5% of the contractor's aggregate price as the Landlord's general contracting fee, but only to the extent that the cost of the Work, as agreed by Landlord and Tenant in writing, exceeds the total amount of the Allowance. If the cost of the Work including the fees exceeds the Allowance, Tenant shall pay the balance of such price to the Landlord in proportion to the progress of such work, as and when billed by the Landlord at convenient intervals, with payment of any remaining final balance due from the Tenant prior to the Commencement Date. If the cost of the Work is less than the Allowance, the balance shall be credited to Base Rent first falling due, until exhausted. The Work shall not include the installation of any telecommunications or computer wiring or the cost thereof. Tenant, at its expense, may install its own security system regulating access to the Leased Premises but, in such event (i) Tenant must provide the names and contact numbers for employees available to provide access for emergency services on a 24 hour per day basis; (ii) Tenant must arrange for access for the cleaning contractor and its personnel at the normal times which such contractor and its personnel perform their services; (iii) Tenant must supply access information to the Bridgewater Fire Department so that they can gain access in an emergency; and (iv) Tenant must comply with the requirements of section 13 of this Agreement.

5.3. Prior to commencing the work, within ten (10) business days of receipt of the Tenant Plan Landlord shall provide a quote of the price to perform the Work. Within five (5) days of receipt of the quote from Landlord, Tenant shall confirm, in writing, that the price is acceptable. If Tenant is not satisfied with the price and the parties are unable to agree upon the price then the Tenant shall be free to engage its own contractors to perform the work provided that Tenant shall select the heating, air-conditioning, sprinkler and electrical contractors from a list of qualified contractors furnished to Tenant by Landlord. In such event, Tenant shall secure all permits and perform the work in a good and workmanlike manner in accordance with all applicable codes and secure a certificate of occupancy. Landlord shall advance the Allowance at reasonable intervals within not more than ten (10) days following Tenant's draw request, as the Work progresses.

5.4. Within four (4) weeks of the Commencement Date, Landlord shall also perform the work required by the Work Letter set forth in Exhibit C at no cost to the Tenant.


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6. Options.

6.1 Tenant is hereby granted one option to renew this Lease for one five year period upon the following terms and conditions:

      6.1.1 At the time of the exercise of the option to renew and at the time of said renewal, (a) the Tenant shall not be in default following the delivery of notice and the expiration of all applicable cure periods in accordance with the terms and provisions of this Lease; and (b) Tenant shall occupy and be in operation at the entire Leased Premises pursuant to this Lease subject to approved subleases or sublease permitted hereby and subject to arrangements contemplated by Section 17.7, below.

      6.1.2 Notice of the exercise of the option shall be sent to the Landlord in writing at least nine (9) months before the expiration of the Initial Term.

      6.1.3 The Renewal Term shall be for a period of five years to commence at the expiration of the Initial Term, and all of the terms and conditions of this Agreement, other than the amount of Annual Rent, shall apply during any such renewal term.

      6.1.4 Subject to the last sentence of this paragraph, the Annual Rent to be paid during the Renewal Term shall be $545,460.96 payable in equal monthly installments of $45,455.08.

6.2. Tenant is hereby granted the following additional rights:

      6.2.1. If Landlord learns that the suite contiguous to the Leased Premises will become available, it shall first offer the same to Tenant by written notice. This is the "Right of First Offer". The notice shall contain the terms upon which the space is offered including the basic rent, the commencement date, the term, the allowance, if any, and any other terms which Landlord proposes. If Tenant wishes to lease the space on the terms offered, it shall notify the Landlord in writing within seven (7) business days of Tenant's receipt of such written notice setting forth all of the above-required information, and, thereupon, Tenant shall be bound to lease the same on the same terms as are set forth in this Agreement modified by the specific terms which are set forth in Landlord's notice. Tenant shall execute a lease amendment to incorporate these terms including an obligation to execute a Commencement Date certificate and estoppel certificates. If Tenant fails to serve the written acceptance of the offer within the seven (7) business day period, the Right of First Offer shall thereupon expire and be of no further force and effect. Notwithstanding the provisions of the preceding sentence, the Right of First Offer shall revive if Landlord does not consummate a lease with another tenant within five
                  (5) months after the expiration of the Right of First Offer as above provided or if Landlord proposes to enter into a lease with another tenant on terms which are materially more favorable than the terms offered to Tenant. For this purpose, the terms shall be considered materially more favorable if the net effective rent offered to the other tenant is ninety-two and one-half (92.5%) percent, or less, than the net effective rent offered to Tenant or if the term offered to the other tenant is eighty percent , or less, of the term offered to Tenant. With respect to any further offers required under this provision, if Tenant fails to serve a written acceptance of the offer within a five (5) business day period following receipt of Landlord's written offer, the Right of First Offer shall, with respect to such offer, thereupon expire and be of no further force and effect.

      6.2.2. Until Landlord lets the available space in the basement, Tenant may notify Landlord that it elects to lease the same for the balance of the Term. This is the "Additional Right of First


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                  Offer". After service of a notice electing to lease the
                  basement space, Tenant shall be bound to lease the same for the balance of the Term for $13 per foot per year payable in equal monthly installments. An amendment to this Agreement shall be executed incorporating the storage space. The inclusion of the storage space shall not change the Tenant's Share. Tenant, at its expense, shall be responsible to install the necessary fencing, lighting, outlets and switches and other modifications required by applicable law for the use of the storage space. Tenant shall comply with the provisions of applicable law and the provisions of this Agreement including, without limitation, section 12 in performing the work and in the occupancy of the storage space. The storage space shall be used primarily for storage of records and other office equipment and supplies. If Landlord leases the basement space to other tenants before service of a notice from the Tenant exercising this Additional Right of First Offer, the Additional Right of First Offer shall thereupon expire and be of no further force and effect.

7. Use and Occupancy.

7.1. The Tenant may only occupy and use the Leased Premises during the Term exclusively as a general office and such other ancillary and accessory uses as are consistent with applicable codes.

7.2. In connection with the Tenant's use and occupancy of the Leased Premises and use of the Common Facilities, the Tenant shall observe, and the Tenant shall cause the Tenant's employees, other agents and Guests to observe, each of the following:

      7.2.1. the Tenant shall not do, or permit or suffer the doing of, anything which might have the effect of creating an increased risk of, or damage from, fire, explosion or other casualty;

      7.2.2. the Tenant shall not do, or permit or suffer the doing of, anything which would have the effect of (a) increasing any premium for any liability, property, casualty or excess coverage insurance policy otherwise payable by the Landlord or
                  (b) making any such types or amounts of insurance coverage unavailable or less available to the Landlord;

      7.2.3. to the extent they are not inconsistent with this Agreement, the Tenant and the Tenant's employees, other agents and Guests shall comply with the Building Rules and Regulations attached hereto as Exhibit D, and with any changes made therein by the Landlord if, with respect to any such changes, the Landlord shall have given notice of the particular changes to the Tenant and such changes shall not materially adversely affect the conduct of the Tenant's business in the Leased Premises; diminish the Tenant's rights under this Agreement or increase Tenant's expenses under this Agreement;

      7.2.4. the Tenant and the Tenant's employees, other agents and Guests shall not create, permit or continue any Nuisance in or around the Leased Premises, the Other Leased Premises, the Building, the Common Facilities and the Property;

      7.2.5. The Tenant and the Tenant's employees, other agents and Guests shall not permit the Leased Premises to be regularly occupied by more persons than are permitted by applicable codes. If the Leased Premises are occupied by more than one individual per 200 square feet of usable floor space of the Leased Premises then Tenant shall be responsible for any supplemental heating, cooling and ventilation which may be required and the performance of the heating and cooling systems according to the specifications set forth in subsection 8.1.5 of this Agreement is not guaranteed;

      7.2.6. the Tenant and the Tenant's employees, other agents and Guests shall comply with all


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                  Federal, state and local statutes, ordinances, rules,
                  regulations and orders as they pertain to the Tenant's particular method or manner of use and occupancy of the Leased Premises, to the conduct of the Tenant's business and to the use of the Common Facilities, except that this subsection shall not require the Tenant to make any changes that may be required thereby that are generally applicable to commercial office tenancies or to the Building as a whole;

      7.2.7. the Tenant and the Tenant's employees, other agents and Guests shall comply with the requirements of the Board of Fire Underwriters (or successor organization) and of any insurance carriers providing liability, property, casualty or excess insurance coverage regarding the Property, the Building, the Common Facilities or any portions thereof, and any other improvements on the Property, except that this subsection shall not require the Tenant to make any changes that may be required thereby that are generally applicable to commercial office tenancies or to the Building as a whole;

      7.2.8. the Tenant and the Tenant's employees, other agents and Guests shall not bring or discharge any material or substance (solid liquid or gaseous) which is a Hazardous Substance, or conduct any activity, in or on the Property, the Building, the Common Facilities or the Leased Premises that shall have been identified:

                  (i)   by the scientific community, or

                  (ii) by any Federal, state or local statute (including, without limiting the generality of the foregoing, the Spill Compensation and Control Act (58 N.J.S.A. 10-23.11 et seq.); the Industrial Site Recovery Act ("ISRA")(13 N.J.S.A. 1 K-6 et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901 et seq.) as amended; the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.); the Federal Water Pollution Control Act/Clean Water Act (33 U.S.C. 1251 et seq.); the Clean Water Act (33 U.S.C. 1251 et seq.); the Clean Air Act (42 U.S.C. 7401 et seq.); the Toxic Substances Control Act (15 U.S.C. 2601 et seq.); the Hazardous Materials Transportation Act (49 U.S.C. 5101 et seq.) and the Safe Drinking Water Act (42 U.S.C. 300f through 300j) as amended, and the regulations adopted and publications promulgated pursuant to said laws; and in any revisions or successor codes as toxic or hazardous to health or to the environment ("Environmental Laws") As used herein, "Hazardous Substance" means any material or substance which is toxic, ignitable, reactive, or corrosive; or which is defined as "hazardous waste", "extremely hazardous waste" or a "hazardous substance" by Environmental Laws; or which is an asbestos, polychlorinated biphenyl or a petroleum product; or which is regulated by Environmental Laws;

      7.2.9. the Tenant and the Tenant's employees, other agents and Guests shall not draw electricity in the Leased Premises in excess of the rated capacity of the electrical conductors and safety devices including, without limiting the generality of the foregoing, circuit breakers and fuses, by which electricity is distributed to and throughout the Leased Premises and, without the prior written consent of the Landlord in each instance, shall not connect any fixtures, appliances or equipment to the electrical distribution system serving the Building and the Leased Premises other than typical professional office equipment such as minicomputers, microcomputers, typewriters, copiers, telephone systems, coffee machines and table top microwave ovens, none of which, considered individually and in the aggregate, overall and per fused or circuit breaker protected circuit, shall exceed the above


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                  limits. The electric system is designed to deliver an average of 8 watts per rentable square foot of which 2 watts is lighting, in addition to the power for Base Building HVAC. The Tenant Plan shall provide for any necessary circuitry for microwave ovens and any other kitchen equipment;

      7.2.10. on a timely basis the Tenant shall pay directly and promptly to the respective taxing authorities any taxes (other than Taxes) charged, assessed or levied exclusively on Tenant's personal property within the Leased Premises or arising exclusively from the Tenant's use and occupancy of the Leased Premises; and

      7.2.11. the Tenant shall not initiate any appeal or contest of any assessment or collection of Taxes for any period without, in each instance, the prior written consent of the Landlord which, without being deemed unreasonable, the Landlord may withhold if the Building was not 90% occupied by paying tenants throughout that period or if the Tenant is not joined by tenants of Other Leased Premises that leased throughout that period, and that are then leasing, at least 80% of all Other Leased Premises, determined by their gross rentable floor space.

8. Utilities, Services, Maintenance and Repairs.

8.1. The Landlord shall provide or arrange for the provision of:

      8.1.1. such maintenance and repair of the Building (except the Leased Premises and Other Leased Premises); the Common Facilities; and the heating, ventilation and air conditioning systems (but not including supplemental cooling installed by or at the request of Tenant), any plumbing systems and the electrical systems in the Building, the Common Facilities, the Leased Premises and Other Leased Premises all as is customarily provided for first class office buildings in the immediate area;

      8.1.2. maintenance and repair of the Leased Premises, except for refinishing walls and wall treatments, base, ceilings, floor treatments and doors in general from time to time or for gouges, spots, marks, damage or defacement caused by anyone other than the Landlord, its employees and other agents, and except for the Tenant's furniture, furnishings, equipment and other property;

      8.1.3. such garbage removal from the Building and the Common Facilities and such janitorial services for the Building, the Leased Premises and Other Leased Premises as is customarily provided for first class office buildings in the immediate area including, without limitation, removal of trash and properly prepared recycling from the Leased Premises;

      8.1.4. the electricity required for the operation of the Building, the Property and the Common Facilities during Regular Business Hours and, on a reduced service basis, during other than Regular Business Hours, and, at all times, the electricity required for the Leased Premises;

      8.1.5. such heat, ventilation and air conditioning (but not including supplemental cooling installed by or at the request of Tenant) for the Building, the Leased Premises and Other Leased Premises as is customarily provided for first class office buildings in the immediate area for the comfortable use of the Building during Regular Business Hours. Except as otherwise provided, so long as the outside conditions are no worse than those listed below, the heating and cooling systems shall perform to the following specifications:

                                                  Inside Conditions              Outside Conditions
                                                  -----------------              ------------------
                  Cooling Season:   78(Degree)F dry bulb                        94(Degree)F dry bulb
                                    +/-2(Degree) RH 50% +/-5%                   73(Degree)F wet bulb

                  Heating Season:   70(Degree)F +/-2(Degree) dry bulb:maximum   13(Degree)F dry bulb;


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      8.1.6.      water (including heated water) to the Building and, if the appropriate plumbing has been installed therein, to the Leased Premises;

      8.1.7.      sewage disposal for the Building;

      8.1.8. passenger elevator service for the Building, 24 hours, 365 days per year;

      8.1.9. snow clearance from, and sweeping of, Parking Facilities and private access roads which are part of the Property or the Common Facilities;

      8.1.10. the maintenance of landscaping which is part of the Property or the Common Facilities; and

      8.1.11. Landlord shall use commercially reasonable efforts to provide full cafeteria service on the first floor of the Building serving five (5) days each week and seating not fewer than 90 patrons at any given time in its adjacent seating area. If the cafeteria is reduced in size or eliminated then the Basic Rent per foot shall be adjusted downward by the same amount by which the Base Year Operating Expenses is reduced. The Basic Rent shall be re-determined by multiplying the adjusted Gross Footage by the adjusted Basic Rent per foot.

8.2. Except as specifically set forth in subsection 8.1 of this Agreement, the Tenant shall maintain and repair the Leased Premises and keep the Leased Premises in as good condition and repair, reasonable wear and use excepted, as the Leased Premises are upon the completion of any improvements contemplated by section 5 of this Agreement.

9. Allocation of the Expense of Utilities, Services, Maintenance, Repairs and Taxes.

9.1. All Tenant Electric Charges shall be borne by the Tenant. It is agreed that the Tenant Electric Charges are $1.50 per square foot per year, subject to the provisions of subsection 10.10 of this Agreement.

9.2. Between the Commencement Date and the end of the No Pass Through Period, the Tenant's Share of all Operational Expenses and Taxes incurred during such period shall be borne by the Landlord.

9.3. Between the day after the end of the No Pass Through Period and the end of the Term, the Tenant's Share of Operational Expenses and Taxes incurred during each annual or shorter period ending on (a) December 31 of each year and (b) the end of the Term shall be borne as follows:

      9.3.1. the Tenant's Share of: Operational Expenses and Taxes incurred during each such period of 12 months (or shorter period), up to the amounts of Base Year Operational Expenses and Base Year Taxes, respectively (or proportional amount thereof for periods shorter than 12 months), shall be borne by the Landlord; and

      9.3.2. the Tenant's Share of: the amounts by which Operational Expenses and Taxes incurred during each such period of 12 months (or shorter period) exceed Base Year Operational Expenses and Base Year Taxes, respectively (or proportional amount thereof for periods shorter than 12 months) shall be allocated to, and borne by, the Tenant as more specifically set forth in section 10 of this Agreement.

10. Computation and Payment of Allocated Expenses of Utilities, Services, Maintenance, Repairs, Taxes and Capital Expenditures.

10.1. Subject to Tenant's right to request and promptly obtain from Landlord detailed back-up information, Tenant's right to contest in good faith amounts invoiced by Landlord, and Tenant's right to audit and inspect Landlord's books and records, all as more fully hereinafter provided, the Tenant shall promptly pay the following additional amounts to the Landlord at the respective times set forth below:

      10.1.1. commencing with the first day after the end of the No Pass Through Period, and on the first day of each month thereafter during the Term, one-twelfth of the Tenant's Share of the amount by which Taxes for the then current calendar year exceeds Base Year Taxes, computed in accordance with subsection 10.5 of this Agreement. When Landlord knows of facts which cause a revision of the estimate, it may serve a revised estimate and, for the balance of the current calendar year, the estimated payments shall be made accordingly;

      10.1.2. within thirty (30) days of the Landlord's giving notice to the Tenant after the close of each calendar year closing during the Term, commencing with the first calendar year closing after the close of the No Pass Through Period, and after the end of the Term, the Tenant's Share of the difference between the Landlord's previously projected amount of Taxes for such period and the actual amount of Taxes for such period, in either case in excess of Base Year Taxes, computed in accordance with subsection 10.6 of this Agreement (unless such difference is a negative amount, in which case the Landlord shall credit such difference against any amounts next due from the Tenant under subsections 10.1.1 and 10.5 of this Agreement) or refund such amount to Tenant if at the expiration of the Term;

      10.1.3. commencing with the first day after the end of the No Pass Through Period, and on the first day of each month thereafter during the Term, one-twelfth of the Tenant's Share of the amount by which Operational Expenses for the then current calendar year exceed Base Year Operational Expenses, computed in accordance with subsection 10.7 of this Agreement. When Landlord knows of facts which cause a revision of the estimate, it may serve a revised estimate and, for the balance of the current calendar year, the estimated payments shall be made accordingly;

      10.1.4. within thirty (30) days of the Landlord's giving notice to the Tenant after the close of each calendar year closing during the Term, commencing with the first calendar year closing after the close of the No Pass Through Period, and after the end of the Term, the Tenant's Share of the difference between the Landlord's previously projected amount of Operational Expenses for such period and the actual amount of Operational Expenses for such period, in either case in excess of Base Year Operational Expenses, computed in accordance with subsection 10.8 of this Agreement (unless such difference is a negative amount, in which case the Landlord shall credit such difference against any amounts next due from the Tenant under subsections 10.1.3 and 10.7 of this Agreement) or refund such amount to Tenant if at the expiration of the Term;

      10.1.5. commencing with the first day of the first month after the Landlord gives any notice contemplated by subsection 10.9 of this Agreement to the Tenant and continuing on the first day of each month thereafter until the earlier of (a) the end of the Term or (b) the last month of the useful life set forth in the respective notice, one-twelfth of the Tenant's Share of any Annual Amortized Capital Expenditure, computed in accordance with subsection 10.9 of this Agreement;

      10.1.6. on the first day of each month during the Term, the monthly Tenant Electric Charges, set forth in section 9.1 of this Agreement as the same may be revised in accordance with subsection 10.10 of this Agreement; and

      10.1.7. promptly as and when billed therefor by the Landlord, the amount of any expense which would otherwise fall within the definition of Operational Expenses, but which is specifically paid or incurred by the Landlord for operation and maintenance of the Building, the Common Facilities or the Property outside Regular Business Hours at the specific request of the Tenant.

10.2. "Operational Expenses" means all expenses paid or incurred by the Landlord in connection with the Property, the Building, the Common Facilities and any other improvements on the Property and their operation and maintenance (other than Taxes (which are separately allocated to the Tenant in accordance with subsections 10.1.1 and 10.1.2 of this Agreement), Capital Expenditures (which are separately allocated to the Tenant in accordance with subsection 10.1.5 of this Agreement) and those expenses contemplated by subsections 10.1.6 and 10.1.7 of this Agreement)) including, without limiting the generality of the foregoing:

      10.2.1.     Utilities Expenses;

      10.2.2. the expense of providing the services, maintenance and repairs contemplated by subsection 8.1 of this Agreement, whether furnished by the Landlord's employees or by independent contractors or other agents including without limitation the costs associated with inspections required by law or for determining necessity for maintenance;

      10.2.3. wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law or union agreement (or, if the employees or any of them are not represented by a union, then payments for benefits comparable to those generally required by union agreement in first class office buildings in the immediate area which are unionized) made to or on behalf of any employees of Landlord performing services rendered in connection with the operation and maintenance of the Building, the Common Facilities and the Property, including, without limiting the generality of the foregoing, elevator operators, elevator starters, window cleaners, porters, janitors, maids, miscellaneous handymen, watchmen, persons engaged in patrolling and protecting the Building, the Common Facilities and the Property, carpenters, engineers, firemen, mechanics, electricians, plumbers, other tradesmen, other persons engaged in the operation and maintenance of the Building, Common Facilities and Property, Building superintendent and assistants, Building manager, and clerical and administrative personnel;

      10.2.4. the uniforms of all employees and the cleaning, pressing and repair thereof;

      10.2.5. premiums and other charges incurred by Landlord with respect to all insurance relating to the Building, the Common Facilities and the Property and the operation and maintenance thereof, including, without limitation: property and casualty, fire and extended coverage insurance, including windstorm, flood, hail, explosion, other casualty, riot, rioting attending a strike, civil commotion, aircraft, vehicle and smoke insurance;

                  public liability insurance; elevator, boiler and machinery insurance; excess liability coverage insurance; use and occupancy insurance; workers' compensation and health, accident, disability and group life insurance for all employees; casualty rent insurance and such other insurance with such limits as may, from time to time, be customary for first class office buildings in the immediate area or which Landlord may be required to secure by institutional mortgage lenders;

      10.2.6. sales and excise taxes and the like upon any Operational Expenses and Capital Expenditures;

      10.2.7. reasonable and customary management fees of any independent managing agent for the Property, the Building or the Common Facilities; and if there shall be no independent managing agent, or if the managing agent shall be a person affiliated with the Landlord, the management fees that would customarily be charged for the management of the Property, the Building and the Common Facilities by an independent, first class managing agent in the immediate area, not to exceed five (5%) percent of Basic Rent;

      10.2.8. the cost of replacements forconsumable supplies used in the operation, service, maintenance, inspection and repair of the Building, the Common Facilities and the Property;

      10.2.9. the cost of repainting or otherwise redecorating any part of the Building or the Common Facilities incurred after the expiration of first five years of the Term;

      10.2.10. seasonal decorations for the lobbies and other Common Facilities in the Building;

      10.2.11. the cost of licenses, permits and similar fees and charges related to operation, repair and maintenance of the Building, the Property and the Common Facilities; and

      10.2.12. any and all other commercially reasonable expenditures of the Landlord in connection with the operation, repair or maintenance of the Property, the Common Facilities or the Building as a first-class office building and facilities in the immediate area which are properly treated as an expense fully deductible as incurred in accordance with generally applied real estate accounting practice. In determining Base Year Operational Expenses, Landlord may adjust any line item which, when compared to the same line item for the year prior to the Base Year, has increased at a rate which is more than double the increase in the Index at the end of the year prior to the Base Year compared to the Index at the end of the Base Year. In such event, the actual expense incurred for the line item in the Base Year shall be adjusted to equal the amount incurred for the same line item for the year prior to the Base Year multiplied by the sum of one plus the percentage increase in the Index for the one year period. Similarly, with respect to any line item which, when compared to the same line item for the year prior to the Base Year has decreased at a rate which is more than double any percentage change in the Index at the end of the year prior to the Base Year compared to the Index at the end of the Base Year, the actual expense incurred for the line item in the Base Year shall be adjusted to equal the amount incurred for the same line item for the year prior to the Base Year multiplied by one minus the percentage change in the Index for the one year period.

10.3. "Capital Expenditures" means the following described expenditures incurred or paid by the Landlord during the term of this Lease in connection with the Property, the Building, the Common Facilities and any other improvements on the
Property:

      10.3.1. all costs and expenses incurred by the Landlord in connection with retro-fitting the entire Building or the Common Facilities, or any portion thereof, to comply with any change in Federal, state or local statute, rule, regulation, order or requirement which change first takes effect after the execution of this Lease; and

      10.3.2. all costs and expenses incurred by the Landlord in connection with the installation of any energy, labor or other cost saving device or system on the Property or in the Building or the Common Facilities but only to the extent that the Landlord's reasonable projection of the Annual Amortized Capital Expenditure is less than or equal to the Landlord's reasonable estimate of the cost which would have been incurred on an annual basis had the Capital Expenditure not been made.

10.4. Neither "Operational Expenses" nor "Capital Expenditures" shall include any of the following:

      10.4.1. principal or interest on any mortgage indebtedness on the Property, the Building or any portion thereof or any ground rents;

      10.4.2. any capital expenditure, or amortized portion thereof, other than those included in the definition of Capital Expenditures set forth in subsection 10.3 above;

      10.4.3. expenditures for any leasehold improvement which is made in connection with the preparation of any portion of the Building for occupancy by a new tenant or which is not also made generally to or for the benefit of the Leased Premises and all Other Leased Premises or generally to the Building or the Common Facilities;

      10.4.4. to the extent the Landlord actually receives or is eligible to collect proceeds of property and casualty insurance policies on the Building, other improvements on the Property or the Common Facilities, expenditures for repairs or replacements occasioned byfire or other casualty to the Building or the Common Facilities;

      10.4.5. expenditures for repairs, replacements or rebuilding occasioned by any of the events contemplated by section 16 of this Agreement;

      10.4.6. expenditures for costs, including legal, accounting, advertising and leasing commissions, incurred in connection with efforts to lease portions of the Building and to procure new tenants for the Building;

      10.4.7. expenditures for the salaries and benefits of the employees, if any, of the Landlord above the level of on-site manager;

      10.4.8. depreciation of the Building, the Common Facilities and any other improvement on the Property in accordance with GAAP; and

      10.4.9. Notwithstanding any contrary provisions of Section 10 neither "Operating Expenses" nor "Capital Expenditures" shall include costs or expenditures for any of the following:

                  10.4.9.1. any costs or expenditures regarded as capital costs or expenditures other than those expressly provided at Section 10.3 above;

                  10.4.9.2.   fines and penalties;

                  10.4.9.3. tort claims and expenses of the investigation and defense thereof;

                  10.4.9.4. amounts in excess of fair market rates in respect of any transaction with, or provision of any item or service by, Landlord or any affiliate of Landlord;

                  10.4.9.5. personal property or equipment rental costs if the purchase of same would not be includable in Operating Expenses;

                  10.4.9.6. cost of acquisition of the land, construction of the Building, site improvements, parking areas and facilities now or hereafter forming a part of the Property;

                  10.4.9.7. costs associated with the refinancing of any of Landlord's debt;

                  10.4.9.8. reserves for future expenditures or liabilities which would be incurred subsequent to the then current accounting years;

                  10.4.9.9. any bad debt loss, rent loss or reserves for bad debt or rent loss;

                  10.4.9.10. any and all legal and other fees, audit fees, inspection fees (other than those described in subsection 10.2.2 of this Agreement), appraisal fees, leasing, commissions, advertising expenses and other costs incurred in connection with the acquisition, development, leasing and ownership of the Property;

                  10.4.9.11. costs of repairing or restoring any portion of the Building and the Property damaged or destroyed by any casualty or peril whether insured or uninsured, and costs of restoration following a taking by condemnation or eminent domain;

                  10.4.9.12. costs associated with the clean-up, remediation and removal of any hazardous wastes or substances and any and all other costs of causing the Property to comply with applicable environmental laws and other applicable laws and codes;

                  10.4.9.13. costs of compliance with the Americans with Disabilities Act; and

                  10.4.9.14. cost of rent insurance exceeding one year's coverage, if obtained;.

      In addition to the foregoing, Landlord's Operating Expenses shall be reduced by each of the following before the calculation of Tenant's Share:
      (i) recoveries by Landlord from any third parties as a result of any act, omission, default or negligence of such parties, or as the result of a breach or default by such parties under the provisions of applicable agreements which have caused Landlord to incur such costs and expenses, and (ii) recoveries by Landlord from insurance policies. to the extent that the proceeds thereof reimburse Landlord for costs and expenses which have previously been included or which would otherwise be included in Landlord's Operating Expenses.

10.5. As soon as practicable after the close of the No Pass Through Period and December 31 of each year thereafter, any portion of which is during the Term, the Landlord shall furnish the Tenant with a notice setting forth:

      10.5.1. Taxes billed, or if a bill has not then been received for the entire period, the Landlord's reasonable projection of Taxes to be billed, for the then current calendar year;

      10.5.2.     the amount of Base Year Taxes;

      10.5.3.     the amount, if any, by which item 10.5.1 above exceeds item
                  10.5.2 above; and

      10.5.4. the Tenant's Share of item 10.5.3 above and supporting calculations including a copy of the current year's tax bill.

10.6. As soon as practicable after December 31 of each year during the Term and after the end of the Term, the Landlord shall furnish the Tenant with a notice setting forth:

      10.6.1. the actual amount of Taxes for the preceding calendar year in excess of Base Year Taxes (or proportional amount thereof for shorter periods during the Term);

      10.6.2. the Landlord's previously projected amount of Taxes for the preceding calendar year in excess of Base Year Taxes (or proportional amount thereof for shorter periods during the
                  Term);

      10.6.3.     the difference obtained by subtracting item 10.6.2 above from item 10.6.1 above; and

      10.6.4. the Tenant's Share of item 10.6.3 above and supporting calculations including a copy of the current year's tax bill.

10.7. As soon as practicable after the close of the No Pass Through Period and December 31 of each year thereafter, any portion of which is during the Term, the Landlord shall furnish the Tenant with a notice setting forth:

      10.7.1. the Landlord's reasonable projection of annual Operational Expenses for the current period (if any portion thereof is during the Term);

      10.7.2.     the amount of the Base Year Operational Expenses;

      10.7.3.     the amount, if any, by which item 10.7.1 above exceeds item
                  10.7.2 above; and

      10.7.4. the Tenant's Share of item 10.7.3 above and supporting calculations including a copy of the reasonably detailed back-up documentation.

10.8. As soon as practicable after December 31 of each year during the Term and after the end of the Term, the Landlord shall furnish the Tenant with a notice setting forth:

      10.8.1. the actual amount of Operational Expenses for the preceding calendar year in excess of Base Year Operational Expenses (or proportional amount thereof for shorter periods during the
                  Term);

      10.8.2. the Landlord's previously projected amount of Operational Expenses for the preceding calendar year in excess of Base Year Operational Expenses (or proportional amount thereof for shorter periods during the Term);

      10.8.3.     the difference obtained by subtracting item 10.8.2 above from item 10.8.1 above; and

      10.8.4. the Tenant's Share of item 10.8.3 above and supporting calculations including a copy of the reasonably detailed back-up documentation.

10.9. As soon as practicable after incurring any Capital Expenditure, the Landlord shall furnish the

Tenant with a notice setting forth:

      10.9.1. a description of the Capital Expenditure and the subject thereof;

      10.9.2. the date the subject of the respective Capital Expenditure was first placed into service and the period of useful life selected by the Landlord in connection with the determination of the Annual Amortized Capital Expenditure;

      10.9.3.     the amount of the Annual Amortized Capital Expenditure; and

      10.9.4. the Tenant's Share of item 10.9.3 above and supporting calculations including a copy of the reasonably detailed back-up documentation.

10.10. From time to time after the Commencement Date, the Landlord may furnish the Tenant with a notice setting forth its estimate of Tenant Electric Charges per month. Unless the Tenant desires to question the Landlord's then most recent estimate of Tenant Electric Charges exclusively in the manner set forth below, the Landlord's then most recent estimate shall be binding and shall continue in effect until any question raised by the Tenant is otherwise resolved in accordance with this subsection 10.10 of the Agreement. If the Tenant desires to question the Landlord's estimate of Tenant Electric Charges, the Tenant shall give notice to the Landlord of its desire. Upon receipt of the Tenant's notice, the Landlord shall obtain a reputable, independent electrical engineer's formal written estimate and computation of the Tenant Electric Charges. The engineer's estimate and computation of Tenant Electric Charges shall thereupon control for a 12 month period commencing with the date as of which it is given effect as to Tenant Electric Charges, and until the Landlord furnishes the Tenant with a subsequent notice setting forth its estimate of Tenant Electric Charges per month, except to the extent that the Landlord may increase them in proportion to increases in Utilities Expenses during the same period. The bill of the independent engineer shall be paid by Tenant if the engineer recomputes Tenant's Electric Charges to the same or a higher amount, and by Landlord if Tenant's Electrical Charges are recomputed by such engineer to a lower amount.

10.11. Within the one (1) year period after the Landlord gives any notice enumerated in subsections 10.5 through 10.10 of this Agreement, the Tenant or the Tenant's authorized agent or other professional, upon one week's prior notice to the Landlord, may inspect the Landlord's books and records, as they pertain to the particular expense or expenses in question, at the Landlord's office regarding the subject of any such notice to verify the amount(s) and calculation(s) thereof. After payment of the Tenant's Share in accordance with the provisions of section 10 of this Agreement, no further audit shall be conducted with respect to Operational Expenses, Taxes, Capital Expenditures, Base Year Operational Expenses or Base Year Taxes except with respect to items which may have been questioned within the one (1) year period. Tenant agrees that no audit will be conducted by an auditor engagedsolely on a contingent fee basis. If an audit is conducted, the Landlord shall have the right to verify that the provisions of this prohibition have been satisfied.

10.12. The mere enumeration of an item within the definitions of Operational Expenses and Capital Expenditures in subsections 10.2 and 10.3 of this Agreement, respectively, shall not be deemed to create an obligation on the part of the Landlord to provide such item unless the Landlord is affirmatively required to provide such item elsewhere in this Agreement; provided, however, no charges shall be passed through by Landlord for services not furnished to Tenant. Landlord, at Tenant's expense, shall maintain any supplementary facilities which are agreed to be installed by Landlord for Tenant including, without limitation, supplementary heating, cooling or ventilation; electronic locking devices; and kitchen facilities such as faucets, drains, pumps and insta-hot lines.

10.13. Without limitation of Tenant's rights as enumerated above, it is agreed that if at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant under the provisions of this Lease hereof. Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of Tenant to institute suit for the recovery of such sum, and if it shall be adjudged that there was no legal obligation on the part of Tenant to pay such sum or any part thereof, then Tenant shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of the Lease.

11. Leasehold Improvements, Fixtures and Trade Fixtures.

All leasehold improvements to the Leased Premises, fixtures installed in the Leased Premises and the blinds and floor treatments or coverings shall be the property of the Landlord at the expiration or other termination of the Term, regardless of when, by which party or at which party's cost the item is installed. Movable furniture, furnishings, trade fixtures and equipment of the Tenant which are in the Leased Premises shall be the property of the Tenant.

12. Alterations, Improvements and Other Modifications by the Tenant.

12.1. The Tenant shall not make any alterations, improvements or other modifications to the Leased Premises which effect structural changes in the Building or any portion thereof, diminish the functional utility or rental value of the Leased Premises or, except as may be contemplated by section 5 of this Agreement prior to the Commencement Date, affect in any material way the mechanical, electrical, plumbing or other systems installed in the Building or the Leased Premises.

12.2. The Tenant shall not make any alterations, improvements or modifications to the Leased Premises, the Building or the Property or make any boring in the ceiling, walls or floor of the Leased Premises or the Building (other than as contemplated by this Lease, on the Tenant Plan as approved by the Landlord or in the ordinary course of outfitting a business office) unless the Tenant shall have first:

      12.2.1. furnished to the Landlord detailed, New Jersey architect-certified construction drawings, construction specifications and, if they pertain in any way to modifications to the heating, ventilation and air conditioning or other systems of the Building, related engineering design work and specifications regarding, the proposed alterations, improvements or other modifications;

      12.2.2. not received a notice from the Landlord reasonably objecting thereto in any respect within ten (10) days of the furnishing thereof (which shall not be deemed the Landlord's affirmative consent for any purpose). Landlord may also notify Tenant within the same period, but not thereafter, that, at the expiration or earlier termination of the Term, Landlord will require Tenant to remove any alteration which would require Landlord to incur any unusual expense, delay or inconvenience (specifying the items which must be removed and the reason for Landlord's determination);

      12.2.3. obtained any necessary or appropriate building permits or other approvals from the Municipality and, if such permits or other approvals are conditional, satisfied all conditions to the satisfaction of the Municipality; and

      12.2.4. met, and continued to meet, all the following conditions with regard to any contractors selected by the Tenant and any subcontractors, including materialmen, in turn selected by any of them:

                  12.2.4.1. the Tenant shall have sole responsibility for payment of, and shall pay, such contractors;

                  12.2.4.2. the Tenant shall have sole responsibility for coordinating, and shall coordinate, the work to be supplied or performed by such contractors, both among themselves and with any contractors selected by the Landlord;

                  12.2.4.3. the Tenant shall not permit or suffer the filing of any notice of construction lien claim or other lien or prospective lien by any such contractor or subcontractor with respect to the Property, the Common Facilities, the Building or any other improvements on the Property; and if any of the foregoing should be filed by any such contractor or subcontractor, the Tenant shall, within thirty
                              (30) days after notice of the lien, obtain and file the complete discharge and release thereof or provide such payment bond(s) from a reputable, financially sound institutional surety as will, in the reasonable opinions of the Landlord, the holders of any mortgage indebtedness on, or other interest in, the Property, the Building, the Common Facilities or any other improvements on the Property, or any portions thereof, and their respective title insurers, be adequate to assure the complete discharge and release thereof;

                  12.2.4.4. in connection with any contracts providing for an expenditure by Tenant in excess of $25,000, or in the instance of any work reasonably determined by Landlord to be ultrahazardous, prior to any such contractor's entering upon the Property, the Building or the Leased Premises or commencing work the Tenant shall have delivered to the Landlord
                              (a) all the Tenant's certificates of insurance set forth in section 14 of this Agreement, conforming in all respects to the requirements of section 14 of this Agreement, except that the effective dates of all such insurance policies shall be prior to any such contractor's entering upon the Property, the Building or the Leased Premises or commencing work (if any work is scheduled to begin before the Commencement Date) and (b) similar certificates of insurance from each of the Tenant's contractors providing for coverage in equivalent amounts, together with their respective certificates of workers' compensation insurance, employer's liability insurance and products-completed operations insurance, the latter providing coverage in at least the amount required for the Tenant's comprehensive general public liability and excess insurance;

                  12.2.4.5. each such contractor shall be a party to collective bargaining agreements with those unions that are certified as the collective bargaining agents of all bargaining units of such contractor, of which all such contractor's workpersons shall be members in good standing;

                  12.2.4.6. each such contractor shall perform its work in a good and workpersonlike manner and shall not interfere with or hinder the Landlord or any other contractor in any manner;

                  12.2.4.7. there shall be no labor dispute of any nature whatsoever involving any such contractor or any workpersons of such contractor or the unions of which they are members with anyone; and if such a labor dispute exists or comes into existence the Tenant shall forthwith, at the Tenant's sole cost and expense, remove all such contractors and their workpersons from the Building, the Common Facilities and the Property; and

                  12.2.4.8. the Tenant shall have the sole responsibility for the security of the Leased

                              Premises and all contractors' materials, equipment and work, regardless of whether their work is in progress or completed.

12.3. After the Commencement Date, the Tenant shall not apply any wall covering (except latex based flat paint) or other treatment to the walls of the Leased Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed and shall be deemed given if Landlord shall fail to respond to Tenant's request (either consenting or reasonably withholding consent with explanatory comment) within ten (10) days next following Tenant's request. It shall be reasonable for Landlord to withhold consent if the wall covering is flammable or if Landlord is likely to incur unusual expense or delay in removing the same.

13. Landlord's Rights of Entry and Access.

The Landlord and its authorized agents shall have the following rights of entry and access to the Leased Premises:

13.1. In case of any emergency or threatened emergency, at any time for any purpose which the Landlord reasonably believes under such circumstances will serve to prevent, eliminate or reduce the emergency, or the threat thereof, or damage or threatened damage to persons and property.

13.2. Upon at least five (5) day's prior verbal advice to the Tenant's authorized representative (who shall be designated from time to time by Tenant in writing) during normal business hours, for the purpose of erecting or constructing improvements, modifications, alterations and other changes to the Building or any portion thereof, , whether for the benefit of the Landlord, the Building, all tenants of Other Leased Premises in the Building, or one or more tenants of Other Leased Premises, or others including, without limiting the generality of the foregoing, the Leased Premises, the Common Facilities or the Property (provided, however, that no access in or through the Leased Premises shall be requested or granted for the performance of work outside of the Leased Premises unless such work shall benefit the Leased Premises, or unless there are no other commercially reasonable means of undertaking and completing such work); or, upon at least one (1) day's prior verbal advice to the Tenant's authorized representative (who shall be designated from time to time by Tenant in writing) during normal business hours,for the purpose of repairing or maintaining the Leased Premises; and without prior notice for the purpose of cleaning the Leased Premises. If the entry is for the purpose of repairing or maintaining the Leased Premises, Tenant's authorized representative may defer Landlord's entry for up to two (2) days at the time the one (1) day notice is given. In connection with any such improvements, modifications, alterations, other changes, repairs, maintenance or cleaning, the Landlord may close off such portions of the Property, the Building and the Common Facilities and interrupt such services as may be necessary to accomplish such work, without liability to the Tenant therefor and without such closing or interruption being deemed an eviction or constructive eviction or requiring an abatement of Rent. However, in accomplishing any such work, the Landlord shall endeavor not to materially interfere with the Tenant's use and enjoyment of any portion of the Leased Premises or the conduct of the Tenant's business and to minimize interference, inconvenience and annoyance to the Tenant and in the event Tenant's use shall be interrupted or materially impaired for any period in excess of twenty-four (24) hours, then Rent shall equitably abate until such interruption or impairment shall be fully terminated.

13.3. Upon not less than five (5) days prior verbal notice, during normal business hours and at a time mutually convenient for Landlord and Tenant, for the purpose of operating, inspecting or examining the Building, including the Leased Premises, or the Property.

13.4. At any time after the Tenant has vacated the Leased Premises, for the purpose of preparing the Leased Premises for another tenant or prospective tenant.

13.5. If practicable by appointment with the Tenant, at all reasonable hours for the purpose of showing the Building to prospective purchasers, mortgagees and prospective mortgagees and prospective ground lessees and lessors.

13.6. If practicable by appointment with the Tenant, at all reasonable hours during the last nine months of the Term for the purpose of showing the Leased Premises to prospective tenants thereof.

13.7. The mere enumeration of any right of the Landlord within this section 13 of the Agreement shall not be deemed to create an obligation on the part of the Landlord to exercise any such right unless the Landlord is affirmatively required to exercise such right elsewhere in this Agreement.

14. Liabilities and Insurance Obligations.

14.1. The Tenant shall, at the Tenant's own expense, purchase before the Commencement Date, and maintain in full force and effect throughout the Term and any other period during which the Tenant may have possession of the Leased Premises, the following types of insurance coverage from financially sound and reputable insurers, licensed by or lawfully doing business in the State of New Jersey to provide such insurance and acceptable to the Landlord, in the minimum amounts set forth below, each of which insurance policies shall be for the benefit of Tenant, and shall name the Landlord, the Landlord's managing agent and mortgagees and ground lessors known to the Tenant, if any, of the Building, the Common Facilities, the Property or any interest therein, their successors and assigns as additional persons insured, and none of which insurance policies shall contain a "co-insurance" clause:

      14.1.1. commercial general liability insurance (including "broad form and contractual liability" coverage) and excess ("umbrella") insurance which, without limiting the generality of the foregoing, considered together shall insure against such risks as bodily injury, death and property damage, with a combined single limit of not less than $3,000,000.00 for each occurrence; and

      14.1.2. "all-risks" property insurance covering the Leased Premises in an amount sufficient, as reasonably determined by the Landlord from time to time, to cover the replacement costs for all Tenant's alterations, improvements, fixtures and personal property located in or on the Leased Premises; provided, however that Tenant shall have the right to self-insure the risks set forth in this Section 14.1.2. If Tenant shall serlf-insure, Tenant shall indemnify Landlord against any claims for which Landlord would have been protected had the Tenant secured such insurance (including the effect of the waiver of subrogation contained in such policy).

14.2. With respect to risks:

      14.2.1. as to which this Agreement requires either party to maintain insurance, or

      14.2.2. as to which either party is effectively insured and for which risks the other party may be liable,

      14.2.3. the party required to maintain such insurance and the party effectively insured shall use its best efforts to obtain a clause, if available from the respective insurer, in each such insurance policy expressly waiving any right of recovery, by reason of subrogation to such party's rights or otherwise, the respective insurer might otherwise have or obtain against the other party, so long as such a clause can be obtained in the respective insurance policy without additional premium cost. If such a clause can be obtained in the respective insurance policy, but only at additional premium cost, such party shall, by notice to the other party, promptly advise the other party of such fact and the amount of the additional premium cost. If the other party desires the inclusion of such a clause in the notifying party's respective insurance policy, the other party shall, within 10 days of receipt of the notifying party's notice, by notice advise the notifying party of its desire and enclose therewith its check in the full amount of the additional premium cost; otherwise the notifying party need not obtain such a clause in the respective insurance.

14.3. Each party hereby waives any right of recovery against the other party for any and all damages for property losses and property damages which are actually insured by either party (or which are self-insured as above provided), but only to the extent:

      14.3.1. that the waiver set forth in this subsection 14.3 does not cause or result in any cancellation of, or diminution in, the insurance coverage otherwise available under any applicable insurance policy;

      14.3.2. of the proceeds of any applicable insurance policy (without adjustment for any deductible amount set forth therein) recoverable by such party for such respective loss or damages or which would have been recoverable had the party not self-insured.

The waiver set forth in this subsection 14.3 of the Agreement shall not apply with respect to liability insurance policies (as opposed to property and casualty insurance policies).

14.4. The Tenant hereby waives any right of recovery it might otherwise have against the Landlord for losses and damages caused actively or passively, in whole or in part, by any of the risks the Tenant actually insures or which the Tenant is required to insure against in accordance with subsections 14.1.1 or
14.1.2 of this Agreement, unless such waiver would cause or result in a cancellation of, or diminution in, the coverage of the Tenant's policies of insurance against such risks. The Landlord hereby waives any right of recovery it might otherwise have against the Tenant for losses and damages caused actively or passively, in whole or in part, by any of the risks the Landlord actually insures, or which Landlord is required to insure against in accordance with this Agreement, unless such waiver would cause or result in a cancellation of, or diminution in, the coverage of the Landlord's policies of insurance against such risks.

14.5. The Landlord shall have no liability whatsoever to the Tenant or the Tenant's employees, other agents or Guests or anyone else for any death, bodily injury, property loss or other damages suffered by any of them or any of their property except to the extent caused by the gross negligence or intentional misconduct of the Landlord or any party for whose conduct Landlord is legally responsible..

14.6. Each policy of insurance required under subsection 14.1 of this Agreement shall include provisions to the effect that:

      14.6.1. no act or omission of the Tenant, its employees, other agents or Guests shall result in a loss of insurance coverage otherwise available under such policy to any person required to be named as an additional insured in accordance with subsection 14.1 of this Agreement; and

      14.6.2. the insurance coverage afforded by such policy shall not be diminished, cancelled, permitted to expire or otherwise terminated for any reason except upon 30 days' prior written notice from the insurer to every person named as an additional insured in accordance with subsection 14.1 of this Agreement.

14.7. With respect to each type of insurance coverage referred to in subsection
14.1 of this Agreement, prior to the Commencement Date the Tenant shall cause its insurer(s) to deliver to the Landlord the certificate(s) of the insurer(s) setting forth the name and address of the insurer, the name and address of each additional insured, the type of coverage provided, the limits of the coverage, any deductible amounts, the effective dates of coverage and that each policy under which coverage is provided affirmatively includes provisions to the effect set forth in subsection 14.6 of this Agreement. In the event any of such certificates indicates a coverage termination date earlier than the end of the Term or the end of any other period during which the Tenant may have possession of the Leased Premises, no later than 10 days before any such coverage termination date, the Tenant shall deliver to the Landlord respective, equivalent, new certificate(s) of the insurer(s).

15. Casualty Damage to Building or Leased Premises.

15.1. In the event of any damage to the Building or any portion thereof by fire or other casualty, with the result that the Leased Premises are rendered unusable, in whole or in part, then, subject to the rights of the parties to terminate this Lease as hereinafter provided in subsection 15.1.1, the Landlord shall, within twenty (20) business days of the casualty, determine the period of time required to restore the Building and the Leased Premises (but not including the improvements constructed or installed prior to the Term or during the Term in excess of the original Allowance for the same) and notify Tenant of Landlord's determination including the number of days which restoration is estimated to take.

      15.1.1. If, in Landlord's opinion, the restoration described above will take more than 180 days from the date of the casualty to complete then Landlord may elect to terminate this Agreement effective as of the date of casualty. Notice of the Landlord's election shall be served upon the Tenant within the twenty
                  (20) business day period described above. If Landlord does not elect to terminate, Tenant may elect to terminate this Lease by a written notice to Landlord sent within ten (10) days after receipt of Landlord's determination of the time to rebuild.

                  If, in Landlord's reasonable opinion the cost to repair the damage exceeds the amount of insurance coverage by $500,000, or more, which is not covered by insurance because of the standard exclusions or limitations in the insurance which Landlord carries, then Landlord also may elect to terminate this Agreement effective as of the date of casualty. Notice of the Landlord's election shall be served upon the Tenant within the twenty (20) business day period described above.

      15.1.2. If, in Landlord's opinion, the restoration described above will take 180 days or less, or, if neither party terminates this Agreement pursuant to the provisions of subsection 15.1.1, then Landlord shall restore the Building and the Leased Premises as aforesaid. In either of such events, the Landlord shall cause restoration to proceed diligently and expediently to the extent the Landlord has received proceeds of any property, casualty or liability insurance on the damaged portions (or would have received such proceeds had it obtained such coverage).

                  If Landlord proceeds with restoration but does not substantially complete the same within the greater of (i) one hundred eighty days from the date of the casualty; or (ii) the number of days which Landlord specified in the notice given pursuant to the provisions of subsection 15.1 of this Agreement, then Tenant may serve a notice at any time thereafter that this Agreement will terminate on a date specified by Tenant in its notice, unless the restoration is substantially completed within the thirty (30) day period after service of such notice. For this purpose, the completion of the portions of the Leased Premises which are being restored shall be determined by the same criteria as originally applied to completion of the Work. If this Agreement terminates pursuant to this provision, Tenant shall receive a prompt refund of its Security Deposit and any prepaid rent.

15.2. Rent shall abate from the date of the casualty until:

      15.2.1. such time as the Leased Premises are again fully usable and be reduced during such period by the amount which bears the same proportion to the Rent otherwise payable during such period as the gross rentable floor space of the Leased Premises which are rendered unusable bears to the gross rentable floor space of the Leased Premises. The restoration of the improvements constructed or installed prior to the Term or during the Term in excess of the original Allowance for the same shall be the Tenant's responsibility. Tenant shall make reasonable, good faith efforts to integrate the restoration which is its responsibility with the work which is being performed by Landlord. To the extent that is not feasible, Tenant shall be allowed an additional, reasonable interval to complete its work, not to exceed sixty days and Rent shall abate during the interval required for such restoration. The Landlord shall cooperate with Tenant to integrate the restoration of such improvements during the reconstruction period; or

      15.2.2. this Agreement is canceled pursuant to the provisions of subsections 15.1.

15.3. If either party terminates this Agreement pursuant to the provisions of subsection 15.1.1 then Landlord, in such event, may proceed with restoration (or non-restoration) in any manner it chooses, without any liability to Tenant.

15.4. The Tenant shall promptly advise the Landlord by the quickest means of communication of the occurrence of any casualty damage to the Building or the Leased Premises of which the Tenant becomes aware.

16. Condemnation.

If the Leased Premises, or any portion thereof, or the Building or the Common Facilities, or any substantial portion of any of the foregoing, shall be acquired for any public or quasi-public use or purpose by statute, right of eminent domain or private sale in lieu thereof, with the result the Tenant can not reasonably use and occupy the Leased Premises for the purpose set forth in subsection 7.1 of this Agreement, then this Lease shall terminate (and all rental obligations shall be adjusted) as of the date that possession must be delivered to the condemning authority. The Tenant hereby waives any claim against the Landlord and the condemning authority for any thing of value, tangible or intangible, including, without limiting the generality of the foregoing, the putative value of any leasehold interest or loss of the use of same, except for any right the Tenant might have to make a claim, independent of, and without reference to or having any effect on, any award or claim of the Landlord, against the condemning authority or other acquiring party regarding the value of the Tenant's installed trade fixtures and other installed equipment which are not removable from the Leased Premises or for ordinary and necessary moving expenses occasioned thereby.

17. Assignment or Subletting by Tenant.

17.1. Except as may be specifically set forth in this section 17 (including, without limitation, subsection 17.6) of the Agreement, the Tenant shall not:

      17.1.1.     assign this Agreement or any of the Tenant's rights hereunder;

      17.1.2.     sublet the Leased Premises or any portion thereof;

      17.1.3. license the use or occupancy of the Leased Premises or any portion thereof;

      17.1.4. otherwise transfer, or attempt to transfer any interest including, without limiting the generality of the foregoing, a mortgage, pledge or security interest, in this Agreement, the Leased Premises or the right to the use and occupancy of the Leased Premises; or

      17.1.5. indirectly accomplish, or permit or suffer the accomplishment of, any of the foregoing by merger or consolidation with another entity, by acquisition or disposition of assets or liabilities outside the ordinary course of the Tenant's business or by acquisition or disposition, by the Tenant's equity owners or subordinated creditors, of any of their respective interests in the Tenant.

17.2. Except as may be specifically set forth in this section 17 (including, without limitation, subsection 17.6) of the Agreement, the Tenant shall not assign this Agreement or any of the Tenant's rights hereunder or sublet the Leased Premises or any portion thereof without first giving seven (7) business days' prior notice to the Landlord of its desire to assign or sublet and requesting the Landlord's consent which consent shall not be unreasonably withheld, delayed or conditioned. The Tenant's notice to the Landlord shall include:

      17.2.1. the full name, address and telephone number of the proposed assignee or sublessee;

      17.2.2. a description of the type(s) of business in which the proposed assignee or sublessee is engaged and proposes to engage;

      17.2.3. a description of the use to which the proposed assignee or sublessee intends to put the Leased Premises or portion thereof if not substantially the same as permitted in subsection 7.1 and, if the use is not substantially the same, any other information reasonably requested by the Landlord;

      17.2.4. the proposed assignee's or subtenant's most recent quarterly and annual financial statements prepared in accordance with generally accepted accounting principles or any other evidence of financial position and responsibility that the Tenant or proposed assignee or sublessee may desire to submit;

      17.2.5. by diagram and measurement of the actual square feet of floor space, the precise portion of the Leased Premises proposed to be sublet;

      17.2.6. a complete, accurate and detailed description of the terms of the proposed assignment or sublease including, without limiting the generality of the foregoing, all consideration paid or given, or proposed to be paid or to be given, by the proposed assignee, sublessee or other person to the Tenant and the respective times of payment or delivery; and

17.3. By the expiration of the seven (7) business day notice period provided in subsection 17.2 of this Agreement, the Landlord, in its sole discretion, shall take one of the following actions by notice to the Tenant:

      17.3.1. grant consent on the terms and conditions set forth in subsection 17.4 of this Agreement;

      17.3.2. reasonably and in good faith decline to grant consent for any of the reasons set forth in subsection 17.5 of this Agreement; or

      17.3.3. elect to terminate the Term as of (a) the end of the third full month after the Tenant has given notice of the Tenant's desire to assign or sublet or (b) the proposed effective date of the proposed assignment or sublease.

17.4. The Landlord's consent to the Tenant's proposed assignment or sublease, if granted under subsection 17.3.1 of this Agreement, shall be subject to all the following terms and conditions:

      17.4.1. any proposed assignee or sublessee shall, by document executed and delivered forthwith to the Landlord, agree to be bound by all the obligations of the Tenant set forth in this Agreement;

      17.4.2. the Tenant shall remain liable under this Agreement, jointly and severally with any proposed assignee or sublessee, for the timely performance of all obligations of the Tenant set forth in this Agreement;

      17.4.3. the Tenant shall forthwith deliver to the Landlord manually executed copies of all documents regarding the proposed assignment or sublease and a written, accurate and complete description, manually executed both by the Tenant and the proposed assignee or sublessee, of any other agreement, arrangement or understanding between them regarding the same;

      17.4.4. with respect to any consideration or other thing of value received or to be received by the Tenant directly in consideration for such assignment or sublease (other than advance rent payments and security deposits and those amounts payable in equal monthly installments each month during the proposed term of any such assignment or sublease), the Tenant shall pay to the Landlord one-half of any such amount and one-half of the fair market value (in excess of Tenant's basis) of any other thing of value within 10 days of receipt of same after Tenant shall have fully recovered any brokerage fees, attorneys fees, repair and improvement costs, fees payable to Landlord pursuant to Section 17.4.6, below, and other costs and expenses incurred by Tenant in connection with such assignment or subletting;

      17.4.5. with respect to any amount payable to the Tenant in equal monthly installments each month during the proposed term of any such assignment or sublease in connection with such assignment or sublease, which amount is in excess of the amount which bears the same ratio to the monthly installment of Rent due from the Tenant as the usable floor space of the Leased Premises subject to the assignment or sublease bears to the usable floor space of the entire Leased Premises, the Tenant shall pay one-half of such excess to the Landlord together with the Tenant's monthly installment of Rent after Tenant shall have fully recovered any brokerage fees, attorneys fees, repair and improvement costs, fees payable to Landlord pursuant to Section 17.4.6, below, and other costs and expenses incurred by Tenant in connection with such assignment or subletting; and

      17.4.6. Tenant shall reimburse Landlord for the reasonable expenses incurred in connection with the review of the proposed assignment or sublease and the documentation related thereto, not to exceed $500 per transaction.

17.5. The Landlord's refusal to grant consent under subsection 17.3.2 of this Agreement shall not be deemed an unreasonable withholding of consent if based upon any of the following reasons (or any other reason permitted by that subsection):

      17.5.1. the Landlord desires to take one of the other actions enumerated in subsection 17.3 of this Agreement;

      17.5.2. the proposed sublease is for a term which would expire after the Term;

      17.5.3. the general reputation, financial position or type of business of, or the anticipated use of the Leased Premises by, the proposed assignee or proposed sublessee is substantially inconsistent with uses of those of tenants of Other Leased Premises;

      17.5.4. the proposed consideration to be paid to the Tenant during any period of 12 months is less than sixty (60%) percent the amount of the Market Rental Rate divided by the gross rentable floor space of the Leased Premises and multiplied by that portion of the gross rentable floor space of the Leased Premises proposed to be subject to the proposed assignment or sublease; or

      17.5.5. the gross rentable floor space of the portion of the Leased Premises proposed to be sublet is less than one-third of the gross rentable floor space of the Leased Premises.

      17.5.6. Tenant agrees that no advertisement offering any portion of the Leased Premises for sublet or assignment shall state a rental rate which is less than the Basic Rent, but it may state "terms to be negotiated".

17.6. Anything in this section 17 to the contrary notwithstanding, and expressly without triggering any advance notice requirement or Landlord termination or recapture right, the Tenant shall have the right to assign this Agreement or sublet the Leased Premises or portions thereof without the prior written consent of the Landlord and without the application of subsections 17.1 and 17.2 of this Agreement if one of the following is applicable:

      17.6.1 the assignee or sublessee is an Affiliate of the Tenant and the Affiliate relationship was not created to avoid the operation of this section of the Agreement; or

      17.6.2. the proposed assignee or sublessee is an entity (a) resulting from the merger or consolidation of the Tenant with or into such entity or (b) purchasing substantially all the assets (subject to substantially all the liabilities) of the Tenant or (c) purchasing substantially all the issued and outstanding capital stock or other equity interests of the Tenant.

An "Affiliate" of any entity means a person or entity controlling, controlled by, or under common control with, that person or entity.

17.7. The provisions of section 17 of this Agreement shall not at any time prohibit Tenant from permitting any Venture Partner (as hereinafter defined) to share temporarily a portion of the Leased Premises in common with Tenant for the limited purpose of working together on the matter which is the subject of Tenant's agreement with such Venture Partner, provided that (i) such portion of the Leased Premises which is subject to sharing of space shall be at all times less than fifty (50%) percent of the Leased Premises, and (ii) Tenant notifies Landlord in writing of the space sharing agreement with such Venture Partner. "Venture Partner" shall mean any person or party with whom Tenant has made an agreement to collaborate jointly in a business undertaking. The provisions of this subsection 17.7 relating to space sharing with any Venture Partner shall not be deemed at any time to relieve Tenant of its obligations under the Lease with respect to any portion of the Leased Premises which is the subject of a space sharing arrangement with any Venture Partner.

18. Signs, Displays and Advertising.

18.1. The Tenant shall have one sign identifying the Landlord's assigned number for the Leased Premises at the principal entrance to the Leased Premises. The Tenant may identify itself in or on each of:

the signs at the principal entrance to the Leased Premises, the Building directory and the directory, if any, on the floor of the Building on which the Leased Premises is located. All such signs, and the method and materials used in mounting and dismounting them, shall be in accordance with the Landlord's specifications. All such signs shall be provided and mounted by the Landlord at the Landlord's expense, except that the Tenant shall bear any expense of identifying itself on the sign at the principal entrance to the Leased Premises. Landlord shall put the Tenant's name on the monument sign (or a new monument sign installed by Landlord) in a size and style comparable to other names on such sign.

18.2. No other sign, advertisement, fixture or display shall be used by the Tenant on the Property or in the Building or the Common Facilities. Any signs other than those specifically permitted under subsection 18.1 of this Agreement shall be removed promptly by the Tenant or by the Landlord at the Tenant's expense.

19. Quiet Enjoyment.

The Landlord is the owner of the Building, the Property and those Common Facilities located on the Property. The Landlord has the right and authority to enter into and execute and deliver this Agreement with the Tenant. So long as an Event of Default shall not have occurred and be continuing after the delivery of all required notices and the expiration of applicable cure periods, the Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises during the Term in accordance with this Agreement free from hindrance or molestation of or by Landlord or any person or party claiming by, through or under Landlord subject to the provisions of section 25 of this Agreement.

20. Intentionally Omitted.

21. Surrender.

21.1 Upon expiration or earlier termination of the Term, or at any other time at which the Landlord, by virtue of any provision of this Agreement has the right to re-enter and re-take possession of the Leased Premises, the Tenant shall surrender possession of the Leased Premises; remove from the Leased Premises all property owned by the Tenant or anyone else other than the Landlord; remove from the Leased Premises any alterations, improvements or other modifications to the Leased Premises that the Landlord may request by notice; provided, however, that Landlord may not require that Tenant remove any alterations, improvements or other modifications to the Leased Premises unless the requirement that the same be removed was contained in Landlord's notice to Tenant pursuant to subsection
12.2.2 of this Agreement as an express condition; make any repairs required by such removal; clean the Leased Premises; leave the Leased Premises in as good order and condition as it was upon the completion of any improvements contemplated by section 5 of this Agreement, ordinary wear and use, damage by fire or other casualty and Landlord's obligations excepted; return all copies of all keys and passes to the Leased Premises, the Common Facilities and the Building to the Landlord.

21.2 Within five (5) business days after the expiration or sooner termination of the Term, Landlord may elect ("Election Right") by written notice to Tenant to:

      21.2.1 Retain any or all wiring, cables and similar installations appurtenant thereto installed by Tenant in the risers, ceilings, plenums and electrical closets of the Building ("Wiring");

      21.2.2 Remove any or all such Wiring and restore the Premises and the Building to the condition existing prior to the installation of the Wiring ("Wire Restoration Work"). Landlord shall perform such Wire Restoration Work at Tenant's sole cost and expense based upon reasonable, documented third-party charges therefor; or

      21.2.3 Require Tenant to perform the Wire Restoration Work at Tenant's sole cost and expense. In such event, Tenant shall submit the contract for the Wire Restoration Work to Landlord for Landlord's prior approval.

21.3 The provisions of this Clause shall survive the expiration or sooner termination of the Lease.

      21.4 In the event Landlord elects to retain the Wiring pursuant to subsection 21.2.1 of this Agreement, Tenant covenants that Tenant shall be the sole owner of such Wiring, that Tenant shall have good right to surrender such Wiring, and that such Wiring shall be free of all liens and encumbrances.

21.5. Notwithstanding anything to the contrary in section 29, Landlord may retain Tenant's Security Deposit after the expiration or sooner termination of the Lease until the earliest of the following events:

      21.5.1 Landlord elects to perform the Wiring Restoration Work pursuant to subsection 21.2.2 of this Agreement and the Wiring Restoration Work is complete and Tenant has fully reimbursed Landlord for all costs related thereto; or

      21.5.2. Landlord elects to require the Tenant to perform the Wiring Restoration Work pursuant to subsection 21.2.3 of this Agreement and the Wiring Restoration Work is complete and Tenant has paid for all costs related thereto;

      21.5.3. In the event Tenant fails or refuses to pay all costs of the Wiring Restoration Work within ten (10) business days of Tenant's receipt of Landlord's notice requesting Tenant's reimbursement for or payment of such costs, Landlord may apply all or any portion of Tenant's Security Deposit toward the payment of such unpaid costs relative to the Wiring Restoration Work.

      21.5.4. The retention or application of such Security Deposit by Landlord pursuant to this section 21 does not constitute a limitation on or waiver of Landlord's right to pursue any other or further remedies at law or in equity.

21.6. Anything in this Section 21 to the contrary notwithstanding, and without limitation of Tenant's rights, Tenant shall have the right, but not the obligation, to remove, or to pay for the removal of, Wiring: (i) that was a part of Tenant's initial fit-out of the Leased Premises, or (ii) that was subsequently installed by Tenant with Landlord's consent, which consent did not stipulate that such Wiring would be required to be removed at the expiration or earlier termination of the Term.

22. Events of Default.

The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

22.1. the Tenant's failure to pay any installment of Basic Rent or any amount of Additional Rent within five (5) days next following written notice from Landlord that the same is past due, provided that if Landlord sends such a notice of delinquency twice in any consecutive twelve month period then thereafter,for the next twelve month period, Tenant's failure to pay Rent within five (5) days of the date it is due;

22.2. the Tenant's failure to complete performance of any of the Tenant's obligations under this Agreement (other than the payment of Rent) within twenty
(20) days after the Landlord shall have given notice to the Tenant specifying which of the Tenant's obligations has not been performed and in what respects, unless completion of performance within such period of twenty (20) days is not practicable using diligence and expedience, then within a reasonable time of the Landlord's notice so long as the Tenant shall have commenced substantial performance within such period of twenty (20) days and shall have continued to provide substantial performance, diligently and expediently, through to completion of performance;

22.3. the sale, transfer or other disposition of any interest of the Tenant in the Leased Premises by way of execution or other legal process in contravention of the terms of this Lease;

22.4. with the exception of those of the following events to which section 365 of the Bankruptcy Code shall apply in the context of an office lease (in which case subsection 22.5 of this Agreement shall apply):

      22.4.1. the Tenant's becoming a "debtor" under section 101 of the Bankruptcy Code;

      22.4.2. any time when either the value of the Tenant's liabilities exceed the value of the Tenant's assets or the Tenant is unable to pay its obligations as and when they respectively become due in the ordinary course of business;

      22.4.3. the appointment of a receiver or trustee of the Tenant's property or affairs where such party shall not be dismissed or discharged within a period of sixty (60) days; or

      22.4.4. the Tenant's making an assignment for the benefit of, or an arrangement with or among, creditors or filing a petition in insolvency or for reorganization or for the appointment of a receiver;

22.5. in the event of the occurrence of any of the events enumerated in subsection 22.4 of this Agreement to which section 365 of the Bankruptcy Code shall apply in the context of an office lease, the earlier of the bankruptcy trustee's rejection or deemed rejection (as those terms are used in section 365 of the Bankruptcy Code) of this Agreement.

23. Rights and Remedies.

23.1. Upon the occurrence of an Event of Default the Landlord shall have all the following rights and remedies:

      23.1.1. to elect to terminate the Term by giving notice of such election, and the effective date thereof, to the Tenant and to receive Termination Damages;

      23.1.2. to elect to re-enter and re-take possession of the Leased Premises, without thereby terminating the Term, by giving notice of such election, and the effective date thereof, to the Tenant and to receive Re-Leasing Damages;

      23.1.3. if the Tenant remains in possession of the Leased Premises after the Tenant's obligation to surrender the Leased Premises shall have arisen, to remove the Tenant and the Tenant's and any others' possessions from the Leased Premises by any of the following means without any liability to the Tenant therefor, any such liability to the Tenant therefor which might otherwise arise being hereby waived by the Tenant: legal proceedings (summary or otherwise), writ of dispossession and any other means and to receive Holdover Damages and, except in the circumstances contemplated by section 20 of this Agreement, to receive all expenses incurred in removing the Tenant and the Tenant's and any others' possessions from the Leased Premises, and of storing such possessions if the Landlord so elects;

      23.1.4. to be awarded specific performance, temporary restraints and preliminary and permanent injunctive relief regarding Events of Default where the Landlord's rights and remedies at law are inadequate;

      23.1.5. to receive all reasonable, documented expenses incurred in securing, preserving, maintaining and operating the Leased Premises during any period of vacancy, in making repairs to the Leased Premises, in preparing the Leased Premises for re-leasing and in re-leasing the Leased Premises including, without limiting the generality of the foregoing, any market-rate brokerage commissions;

      23.1.6. to receive all reasonable legal expenses, including without limiting the generality of the foregoing, attorneys' fees incurred in connection with pursuing any of the Landlord's rights and remedies, including indemnification rights and remedies;

      23.1.7. if the Landlord, in its sole discretion, elects to perform any obligation of the Tenant under this Agreement (other than the obligation to pay Rent) which the Tenant has not timely performed, to receive all reasonable, documented expenses incurred in so doing;

      23.1.8. to elect to pursue any legal or equitable right and remedy available to the Landlord under this Agreement or otherwise; and

      23.1.9. to elect any combination, or any sequential combination of any of the rights and remedies set forth in subsection 23.1 of this Agreement.

23.2. In the event the Landlord elects the right and remedy set forth in subsection 23.1.1 of this Agreement, Termination Damages shall be equal to the amount which, at the time of actual payment thereof to the Landlord, is the sum of:

      23.2.1.     all accrued but unpaid Rent;

      23.2.2. the present value (calculated using the most recently available (at the time of calculation) published weekly average yield on United States Treasury securities having maturities comparable to the balance of the then remaining
                  Term) of the sum of all payments of Rent remaining due (at the time of calculation) until the date the Term would have expired (had there been no election to terminate it earlier) less the present value (similarly calculated) of the fair market rent for the Leased Premises through the end of the Term (had there been no election to terminate it earlier) (and it shall be assumed for purposes of such calculations that (i) the amount of future Additional Rent due per year under this Agreement will be equal to the average Additional Rent per month due during the 12 full calendar months immediately preceding the date of any such calculation, increasing annually at a rate of three (3%) percent compounded, (ii) if any calculation is made before the first anniversary of the end of the No Pass Through Period, the average Additional Rent due for any month after the end of the No Pass Through Period will be equal to eight and fifty-eight hundredths (8.58%) percent of the sum of the Base Year Operational Expenses, Base Year Taxes and Tenant Electric Charges (considered on an annual basis), (iii) if any calculation is made before the beginning of the Base Year, the sum of Base Year Taxes and Base Year Operational Expenses shall be assumed to be $8.00 per gross rentable square foot and (iv) if any calculation is made before the end of the Base Year, Base Year Taxes and Base Year Operational Expenses may be extrapolated based on the year to date experience of the Landlord); and

      23.2.3. the Landlord's reasonably estimated cost of demolishing any leasehold improvements to the Leased Premises which the Tenant was required to remove pursuant to the provisions of subsection 21.1 of this Agreement.

23.3. In the event the Landlord elects the right and remedy set forth in subsection 23.1.2 of this Agreement, Re-Leasing Damages shall be equal to the Rent less any rent actually received (discounted on a reasonable basis if received late) by the Landlord from any lessee of the Leased Premises or any portion thereof, payable at the respective times that Rent is payable under the Agreement plus the cost, if any, to the Landlord of building out or otherwise preparing the Leased Premises for, and leasing the Leased Premises to, any such lessee.

23.4. In the event the Landlord elects the right and remedy set forth in subsection 23.1.3 of this Agreement, Holdover Damages shall mean damages at the rate per month or part thereof equal to the greater of: (a) one and one-half times one-twelfth of the then Market Rental Rate plus all Additional Rent as set forth in this Agreement or (b) double the average amount of all payments of Rent due under this Agreement during each of the last 12 full calendar months prior to the Landlord's so electing or, in the event the Term shall have terminated by expiration under subsection 24.1.1 of this Agreement, the last full 12 calendar months of the Term, in either case payable in full on the first day of each holdover month or part thereof.

23.5. In connection with any summary proceeding to dispossess and remove the Tenant from the Leased Premises under subsection 23.1.3 of this Agreement, the Tenant hereby waives:

      23.5.1. any right the Tenant might otherwise have to cause a termination of the action or proceeding by paying to the Landlord or into court or otherwise any Rent in arrears;

      23.5.2. any right the Tenant might otherwise have to a period of waiting between issuance of any warrant in execution of any judgment for possession obtained by the Landlord and the execution thereof; and

      23.5.3. any right the Tenant might otherwise have to redeem the Tenant's former leasehold interest between the entry of any judgment and the execution of any warrant issued in connection therewith by paying to the Landlord or into Court or otherwise any Rent in arrears.

23.6. The enumeration of rights and remedies in this section 23 of the Agreement is not intended to be exhaustive or exclusive of any rights and remedies which might otherwise be available to the Landlord, or to force an election of one or more rights and remedies to the exclusion of others, concurrently, consecutively or sequentially. On the contrary, each right and remedy enumerated in this section 23 of the Agreement is intended to be cumulative with each other right and remedy enumerated in this section 23 of the Agreement and with each other right and remedy that might otherwise be available to the Landlord; and the selection of one or more of such rights and remedies at any time shall not be deemed to prevent resort to one or more others of such rights and remedies at the same time or a subsequent time, even with regard to the same occurrence sought to be remedied.

23.7. It is expressly understood and agreed that the Landlord's sole obligation to mitigate damages shall be the appointment of an exclusive agent to market the Leased Premises. In the event the Landlord elects the right and remedy set forth in subsection 23.1.2 of this Agreement, Re-Leasing Damages shall be equal to the Rent less any rent actually and timely received by the Landlord from any lessee of the Leased Premises or any portion thereof, payable at the respective times that Rent is payable under the Agreement plus the cost, if any, to the Landlord of building out or otherwise preparing the Leased Premises for, and leasing the Leased Premises to, any such lessee. The Landlord may relet some or all of the Leased Premises but shall have no duty to lease the Leased Premises in preference to other available space. The Tenant shall retain its rights to sublet or assign the Leased Premises, or portions thereof, pursuant to Article 17 hereof except to the extent that the Landlord shall have already relet the same which shall abrogate the Tenant's rights, pro tanto.

23.8. If (i) an Event of Default has occurred and the Tenant moves out, whether Landlord has terminated or otherwise, or (ii) if Tenant is dispossessed, and, in either of such events, fails to remove any property, machinery, equipment and fixtures or other property prior to such default, dispossess or removal, then and in that event, the said property, machinery, equipment and fixtures or other property shall be deemed, at the option of the Landlord, to be abandoned; or in lieu thereof, at the Landlord's option, the Landlord may remove such property, in cases in which removal of same is an express obligation of Tenant hereunder, and charge the reasonable cost and expense of removal, storage and disposal to the Tenant, together with an additional ten (10%) percent of such costs for Landlord's overhead and profit, which total costs shall be deemed to be additional rent hereunder. The Tenant shall be liable for any damage which it causes in the removal of said property from the Leased Premises.

24. Intentionally Omitted.

25. Mortgage and Underlying Lease Priority.

25.1. This Agreement and the estate, interest and rights hereby created for the benefit of the Tenant are, and shall always be, subordinate to any institutional mortgage (other than a mortgage created by the Tenant or a sale, transfer or other disposition by the Tenant in the nature of a security interest in violation of subsections 17.1.4 and 22.3, respectively, of this Agreement) already or afterwards placed on the Property, the Common Facilities, the Building or any estate or interest therein including, without limiting the generality of the foregoing, any new mortgage or any mortgage extension, renewal, modification, consolidation, replacement, supplement or substitution. This Agreement and the estate, interest and rights hereby created for the benefit of the Tenant are, and shall always be, subordinate to any ground lease already or afterwards made with regard to the Property, the Common Facilities, the Building or any estate or interest therein including, without limiting the generality of the foregoing, any new ground lease or any ground lease extension, renewal, modification, consolidation, replacement, supplement or substitution. The provisions of this section 25 of the Agreement shall be self-effecting; and no further instrument shall be necessary to effect any such subordination. Nevertheless, the Tenant hereby consents that any mortgagee or mortgagee's successor in interest may, at any time and from time to time, by notice to the Tenant, subordinate its mortgage to the estate and interest created by this Agreement; and upon the giving of such notice, the subject mortgage shall be deemed subordinate to the estate and interest created by this Agreement regardless of the respective times of execution or delivery of either or of recording the subject mortgage.

25.2. With respect to any mortgage which exists on the date of the execution of this Agreement, Landlord shall use its best efforts to secure a non-disturbance agreement in mortgagee's standard form which provides that Tenant's possession will not be disturbed as long as Tenant is not in default after the delivery of notice and the passage of all applicable cure periods under the terms of this Agreement. With respect to any future mortgage, this Agreement shall only be subordinate to the lien of the mortgage if it is an institutional mortgage and if Landlord shall secure a non-disturbance agreement in mortgagee's standard form which provides that Tenant's possession will not be disturbed as long as Tenant is not in default after the delivery of notice and the passage of all applicable cure periods under the terms of this Agreement.

26. Transfer by Landlord.

26.1. The Landlord shall have the right at any time and from time to time to sell, transfer, lease or otherwise dispose of the Property, the Common Facilities or the Building or any of the Landlord's interests therein at all times subject to this Lease and Tenant's rights and privileges hereunder, or to assign this Agreement or any of the Landlord's rights thereunder.

26.2. Upon giving notice of the occurrence of any transaction contemplated by subsection 26.1 of this Agreement, the Landlord shall thereby be relieved of any obligation that might otherwise exist under this Agreement with respect to periods subsequent to the effective date of any such transaction. If, in connection with any transaction contemplated by subsection 26.1 of this Agreement the Landlord transfers, to the assignee any Security Deposit of the Tenant and gives notice of that fact to the Tenant, the Landlord shall thereby be relieved of any further obligation to the Tenant with regard to any such Security Deposit; and the Tenant shall look solely to the transferee with respect to any such Security Deposit.

26.3. In the event of the occurrence of any transaction contemplated by subsection 26.1 of this Agreement the Tenant, upon written request therefor from the transferee, shall attorn to and become the tenant of such transferee upon the terms and conditions set forth in this Agreement.

26.4. Notwithstanding anything to the contrary that may be set forth in subsections 26.1, 26.2 and 26.3 of this Agreement, in the event any future mortgage contemplated by subsection 25.2 of this Agreement is enforced by the respective mortgagee pursuant to remedies provided in the mortgage or otherwise provided by law or equity and any person succeeds to the interest of the Landlord as a result of, or in connection with, any such enforcement, the Tenant shall, upon the request of such successor in interest, automatically attorn to and become the Tenant of such successor in interest without any change in the terms or provisions of this Agreement (provided that Tenant shall receive the non-disturbance protection contemplated by subsection 25.2 of this Agreement), except that such successor in interest shall not be bound by: (a) any payment of Basic Rent or Additional Rent (exclusive of prepayments in the nature of a Security Deposit) for more than one month in advance or (b) any amendment or other modification of this Agreement which was made without the consent of such mortgagee or such successor in interest; and, upon the request of such successor in interest, the Tenant shall execute, acknowledge and deliver any instrument(s) confirming such attornment.

26.5. If this Agreement and the estate, interest and rights hereby created for the benefit of the Tenant are ever subject and subordinate to any ground lease contemplated by section 25 of this Agreement:

      26.5.1. upon the expiration or earlier termination of the term of any such ground lease before the termination of the Term under this Agreement, the Tenant shall attorn to, and become the Tenant of, the lessor under any such ground lease and recognize such lessor as the Landlord under this Agreement for the balance of the Term; provided that the lessor recognizes Tenant as its direct tenant upon all of the same terms and conditions as are provided in this Lease and

      26.5.2. such expiration or earlier termination of the term of any such ground lease shall have no effect on the Term under this Agreement.

27. Indemnification.

27.1. Subject to the waiver and release provisions of subsections 14.4, 14.5 and
14.6 of this Agreement, the Tenant shall, and hereby does, indemnify the Landlord against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses including, without limiting the generality of the foregoing, expenses of investigation, defense and enforcement thereof or of the obligation of Tenant set forth in this section 27 of the Agreement including, without limiting the generality of the foregoing, attorneys' fees, imposed on or incurred by the Landlord in connection with any of the following matters which occurs during the Term; provided that, Tenant shall not be liable for consequential damages in any event:

      27.1.1. any matter, cause or thing arising out of the use, occupancy, control or management of the Leased Premises or any portion thereof which is not caused by the gross negligence or intentional act of Landlord or any party for whom Landlord is legally responsible;

      27.1.2. any negligence or intentional act on the part of the Tenant or any party for whose conduct Tenant is legally responsible;

      27.1.3. any accident, injury or damage to any person or property occurring in or about the Leased Premises which is not caused by the gross negligence or intentional act of Landlord or any party for whom Landlord is legally responsible;

      27.1.4. any representation made by the Tenant in this Agreement shall have been inaccurate or incomplete in any material respect either on the date it was made or the date as of which it was made;

      27.1.5. the imposition of any mechanic's, materialman's or other lien on the Property, the Common Facilities, the Building, the Leased Premises or any portion of any of the foregoing, or the filing of any notice of intention to obtain any such lien, in connection with any alteration, improvement or other modification of the Leased Premises made or authorized by the Tenant (which indemnification obligation shall be deemed to include the Tenant's obligations set forth in subsection
                  12.2.4.3 of this Agreement); or

      27.1.6. any failure on the part of the Tenant to perform or comply with any obligation of the Tenant set forth in this Agreement.

27.2. Payment of indemnification claims by the Tenant to the Landlord shall be due upon the Landlord's giving notice thereof to the Tenant.

27.3. The Landlord shall promptly give notice of any claim asserted, or action or proceeding commenced, against it as to which it intends to claim indemnification from the Tenant and, upon notice from the Tenant so requesting, shall forward to the Tenant copies of all claim or litigation documents received by it. Upon receipt of such notice the Tenant may, by notice to the Landlord, participate therein and, to the extent it may desire, assume the defense thereof through independent counsel selected by the Tenant. The Landlord shall not be bound by any compromise or settlement of any such claim, action or proceeding without its prior written consent.

27.4. Subject to the waiver and release provisions of subsections 14.4, 14.5 and
14.6 of this Agreement, the Landlord shall, and hereby does, indemnify the Tenant against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses including, without limiting the generality of the foregoing, expenses of investigation, defense and enforcement thereof or of the obligations of Landlord set forth in this Section 27 of the Agreement including, without limiting the generality of the foregoing, attorneys' fees, imposed on or incurred by the Tenant in connection with any of the following matters which occurs during the Term; provided that, Landlord shall not be liable for consequential damages in any event:

      27.4.1. any matter, cause or thing arising out of the use, occupancy, control or management of the the Property, the Building or the Common Facilities or any portion thereof, which is not caused by the gross negligence or intentional act of Tenant or any party for whom Tenant is legally responsible;

      27.4.2 any negligence or intentional act on the part of the Landlord or any party for whose conduct Landlord is legally responsible;

      27.4.3. any accident, injury or damage to any person or property occurring in or about the Leased Premises, the Property, the Building or the Common Facilities or any portion thereof which is not caused by the gross negligence or intentional act of Tenant or any party for whom Tenant is legally responsible;

      27.4.4. any representation made by the Landlord in this Agreement shall have been inaccurate or incomplete in any material respect either on the date it was made or the date as of which it was made;

      27.4.5. any failure on the part of the Landlord to perform or comply with any obligation of the Landlord set forth in this Agreement.

27.5. The Tenant shall promptly give notice of any claim asserted, or action or proceeding commenced, against it as to which it intends to claim indemnification from the Landlord and, upon notice from the Landlord so requesting, shall forward to the Landlord copies of all claim or litigation documents received by it. Upon receipt of such notice the Landlord may, by notice to the Tenant, participate therein and, to the extent it may desire, assume the defense thereof through independent counsel selected by the Landlord. The Tenant shall not be bound by any compromise or settlement of any such claim, action or proceeding without its prior written consent.

28. Parties' Liability.

28.1. None of the following occurrences shall constitute a breach of this Agreement by the Landlord, a termination of the Term, an active or constructive eviction or, except as otherwise provided, an occurrence requiring an abatement of Rent:

      28.1.1. the inability of the Landlord to provide any utility or service to be provided by the Landlord, as described in section 8 of this Agreement which is due to causes beyond the Landlord's control, or to necessary or advisable improvements, maintenance, repairs or emergency, so long as the Landlord uses reasonable efforts and diligence under the circumstances to restore the interrupted service or utility;

      28.1.2. any improvement, modification, alteration or other change made to the Property, the Building or the Common Facilities by the Landlord consistently with the Landlord's obligations set forth in subsection 13.2 of this Agreement; and

      28.1.3.     any change in any Federal, state or local law or ordinance.

      28.1.4. If any utility or service is interrupted and Landlord can remove the cause of such interruption with commercially reasonable measures and fails to do so for a period of seventy-two (72) hours after verbal notice, or more, then Rent shall abate until the utility or service in question is restored.

28.2. Except for the commencement, duration or termination of the Term (other than under the circumstances contemplated by subsection 15.1 of this Agreement), the Tenant's obligation to make timely payments of Rent, the Tenant's obligation to maintain certain insurance coverage in effect, the Tenant's failure to perform any of its other obligations under this Agreement if such failure has caused loss or damage that can not promptly be cured by subsequent act of the Tenant, any period of time during which the Landlord or the Tenant is prevented from performing any of its respective obligations under this Agreement because of fire, any other casualty or catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, governmental prohibitions or preemptions, embargoes or inability to obtain labor or material due to shortage, governmental regulation or prohibition, shall be added to the time when such performance is otherwise required under this Agreement.

28.3. In the event the Landlord is an individual, partnership, joint venture, association or a participant in a joint tenancy or tenancy in common, the Landlord, the partners, venturers, members and joint owners shall not have any personal liability or obligation under or in connection with this Agreement or the Tenant's use and occupancy of the Leased Premises; but recourse shall be limited exclusively to the Landlord's interest in the Building, and the office center property of which it may form a part, the rents issues and profits thereof, and the sale and refinance proceeds therefrom.

28.4. If, at any time during the Term, the payment or collection of any Rent otherwise due under this Agreement shall be limited, frozen or otherwise subjected to a moratorium by applicable law, and such limitation, freeze or other moratorium shall subsequently be lifted, whether before or after the termination of the Term, such aggregate amount of Rent as shall not have been paid or collected during the Term on account of any such limitation, freeze or other moratorium, shall thereupon be due and payable at once. There shall be added to the maximum period of any otherwise applicable statute of limitation the entire period during which any such limitation, freeze or other moratorium shall have been in effect.

28.5. If this Agreement is executed by more than one person as Tenant, their liability under this Agreement and in connection with the use and occupancy of the Leased Premises shall be joint and several.

28.6. In the event any rate of interest, or other charge in the nature of interest, calculated as set forth in this Agreement would lead to the imposition of a rate of interest in excess of the maximum rate permitted by applicable usury law, only the maximum rate permitted shall be charged and collected.

28.7. The rule of construction that any ambiguities that may be contained in any contract shall be construed against the party drafting the contract shall be inapplicable in construing this Agreement.

29. Security Deposit.

29.1. The Tenant shall pay to the Landlord upon execution and delivery of this Agreement the sum of $78,370.84 as a security deposit to be held by the Landlord as security for the Tenant's performance of all the Tenant's obligations under this Agreement (the "Security Deposit"). The Landlord may commingle the Security Deposit with its general funds. Any interest earned on the Security Deposit shall belong to the Landlord. The Tenant shall not encumber the Security Deposit. The Landlord, in its sole discretion, may apply the Security Deposit to cure any Event of Default under this Agreement. If any such application is made, upon notice by the Landlord to the Tenant, the Tenant shall promptly replace the amount so applied. If there has been no Event of Default, within 30 days after termination of the Term the Landlord shall return the entire balance of the Security Deposit to the Tenant or so much thereof as Landlord shall not have previously applied to the cure of an Event of Default as hereinabove provided. The Tenant will not look to any foreclosing mortgagee of the Property, the Building, the Common Facilities or any interest therein for such return of the balance of the Security Deposit, unless the mortgagee has expressly assumed the Landlord's obligations under this Agreement or has actually received the balance of the Security Deposit.

29.2. In the alternative as Tenant may elect:

      29.2.1. upon execution of this Lease, the Tenant shall post with Landlord as security for the full and faithful performance of this Lease upon the part of the Tenant to be performed an irrevocable, unconditional Letter of Credit in transferable form (together with all increases, renewals, replacements, amendments and substitutions, the "Letter of Credit") naming Landlord as beneficiary, with a term of at least one (1) year in the amount of $78,370.84 from an institution acceptable to Landlord in the reasonable exercise of its discretion (a "Qualified Bank"), presentable in New Jersey. First Union National Bank or PNC Bank each shall be considered a Qualified Bank. In no instance shall the amount of such security be considered a measure of liquidated damages. Tenant shall cause the Letter of Credit to be renewed for additional one year periods for the entire term of the Lease, and at least 15 days prior to the scheduled expiration of the Letter of Credit each year, Tenant shall provide Landlord with an extension of the Letter of Credit or replacement Letter of Credit from a Qualified Bank. If Tenant fails to provide such extension or replacement Letter of Credit within the time period provided above, Landlord shall have the right to draw immediately upon the entire balance of the Letter of Credit and shall hold or disburse same in accordance with the provisions of this section.

      29.2.2. Upon termination of this Lease, and provided Tenant is not in default hereunder following the delivery of notice and the expiration of all applicable cure periods , the Landlord shall return the Letter of Credit to the Tenant. During the term of this Lease, Landlord shall have recourse to said security to make good any default by Tenant following the delivery of notice and the expiration of all applicable cure periods, in which event Tenant shall, on demand, promptly restore said Letter of Credit to its original amount. It is agreed that should Landlord convey its interest under this Lease, the security deposit may be turned over by Landlord to Landlord's grantee or transferee, and Tenant shall cooperate with Landlord by causing an appropriate amendment to the Letter of Credit to be issued changing the name of the beneficiary. Upon any such delivery of an amendment to the Letter of Credit, provided that Tenant shall have written notice of the transfer and accurate and current contact information regarding the transferee, Tenant hereby releases Landlord herein named of any and all liability with respect to the security deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee, and it is further understood that this provision shall also apply to subsequent grantees and transferees. Tenant shall not mortgage, encumber or assign said security.

30. Representations.

The Tenant hereby represents and warrants that:

30.1. its Standard Industrial Classification (SIC) code is 2836 and it will promptly give notice of any change therein during the Term to the Landlord;

30.2. no broker or other agent has shown the Leased Premises or the Building to the Tenant, or brought either to the Tenant's attention, except Julien J. Studley, Inc. (the "Broker"), whose entire commission therefor is set forth in a separate document and which commission the Tenant understands will be paid by the Landlord directly to the Broker;

30.3. the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Agreement by the Tenant have been duly and validly authorized by its general partners, to the extent required by their partnership agreement and applicable law, if the Tenant is a partnership or, if the Tenant is a corporation, by its board of directors and, if necessary, by its stockholders at meetings duly called and held on proper notice for that purpose at which there were respective quorums present and voting throughout; and no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to the Tenant's execution and delivery of this Agreement; and

30.4. the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Agreement by the Tenant will not result in a breach or violation of, or constitute a default under, the provisions of any statute, charter, certificate of incorporation or bylaws or partnership agreement of the Tenant or any affiliate of the Tenant, as presently in effect, or any indenture, mortgage, lease, deed of trust, other agreement, instrument, franchise, permit, license, decree, order, notice, judgment, rule or order to or of which the Tenant or any affiliate of the Tenant is a party, a subject or a recipient or by which the Tenant, any affiliate of the Tenant or any of their respective properties and other assets is bound.

31. Reservation in Favor of Tenant.

Neither the Landlord's forwarding a copy of this document to any prospective tenant nor any other act on the part of the Landlord prior to execution and delivery of this Agreement by the Landlord shall give rise to any implication that any prospective tenant has a reservation, an option to lease or an outstanding offer to lease any premises.

32. Tenant's Certificates and Mortgagee Notice Requirements.

32.1. Promptly upon request of the Landlord at any time or from time to time, but in no event more than twenty (20) days after the Landlord's respective request (which request shall be made no more often than two (2) times in any twelve (12) month period), the Tenant shall execute, acknowledge and deliver to the Landlord or its designee an estoppel or other certificate, reasonably satisfactory in form and substance to the Landlord and any of its mortgagees, ground lessors or lessees or transferees or prospective mortgagees, ground lessors or lessees or transferees, with respect to any of or all the following matters:

      32.1.1.     whether this Agreement is then in full force and effect;

      32.1.2. whether this Agreement has not been amended, modified, superseded, canceled, repudiated or revoked;

      32.1.3. whether the Landlord has satisfactorily completed all construction work, if any, required of the Landlord or contractors selected and retained by the Landlord in connection with readying the Leased Premises for occupancy by the Tenant in accordance with section 5 of this Agreement;

      32.1.4. whether the Tenant is then in actual possession of the Leased Premises;

      32.1.5. to the best of Tenant's knowledge after reasonable inquiry, whether the Tenant then has no defenses or counterclaims under this Agreement or otherwise against the Landlord or with respect to the Leased Premises;

      32.1.6. to the best of Tenant's knowledge after reasonable inquiry, whether Landlord is not then in breach of this Agreement in any respect;

      32.1.7. whether the Tenant then has knowledge of any assignment of this Agreement, the pledging or granting of any security interest in this Agreement or in Rent due and to become due under this Agreement;

      32.1.8. whether Rent is not then accruing under this Agreement in accordance with its terms;

      32.1.9.     whether any Rent is not then in arrears;

      32.1.10. whether Rent due or to become due under this Agreement has not been prepaid by more than one month;

      32.1.11. if the response to any of the foregoing matters is in the negative, a specification of all the precise reasons that necessitated the negative response in each instance; and

      32.1.12. such information as the Landlord reasonably may request (and which Tenant can reasonably furnish without independent inquiry or investigation) for purposes of assuring compliance with the Industrial Site Recovery Act (13 N.J.S.A. 1K-6 et seq.), as it may be amended, and any other applicable Federal, state or local statute, ordinance, rule, regulation or order concerned with environmental matters.

32.2. If the Lease has been assigned to an assignee which is not a publicly reporting company, and in connection with the Landlord's or a prospective transferee's obtaining financing or refinancing of the Property, the Building, the Common Facilities, any portion thereof or any interest therein, the Landlord or a prospective lender shall so request, the Tenant shall furnish to the requesting party within twenty (20) days of request summary financial information regarding assignee's financial position as of the close of its most recently completed fiscal year and its most recently completed interim fiscal period and regarding its results of operations for the periods then ended and comparable year earlier periods, certified by Tenant's chief financial officer to be a complete, accurate and fair presentation of the summary financial information purporting to be set forth therein.

32.3. If the Landlord or any of its mortgagees gives written notice to the Tenant of any of their respective names and addresses from time to time, the Tenant shall endeavor to give notice to each such mortgagee of any notice of breach or default previously or afterwards given by the Tenant to the Landlord under this Agreement and provide in such notice that if the Landlord has not cured such breach or default within any permissible cure period then such mortgagee shall have the greater of (a) an additional period of 30 days or (b) if such default cannot practically be cured within such period, such additional period as is reasonable under the circumstances, within which to cure such default; provided, however that the foregoing agreement to furnish notice shall not impair, limit or delay in any manner Tenant's exercise of any abatement, self-help or offset rights as may be expressly provided in this Lease. Upon request of the Landlord at any time or from time to time, the Tenant shall execute, acknowledge and deliver to the Landlord or its designee an acknowledgment of receipt of any such notice, an acknowledgment of receipt of any notice of assignment of this Agreement or rights hereunder by the Landlord to any of its mortgagees and the Tenant's agreement to the foregoing effect on the respective forms, if any, furnished by the Landlord or the respective mortgagees.

32.4. Approximately 30 days prior to the termination of the Term, the Tenant shall apply to the New Jersey Department of Environmental Protection ("NJDEP"), to obtain the Department's unconditional certificate of non-applicability or approval of the Tenant's negative declaration or clean-up plan, together with copies of all documents furnished to NJDEP in connection with obtaining such certificate or approval, and deliver the same to Landlord upon receipt of the same.

32.5. In the event evidence of compliance with ISRA is not delivered to the Landlord prior to expiration or earlier termination of the Term (i) because Tenant fails timely to apply for the same or (ii) because of some other action for which Tenant is responsible, Tenant shall be liable for all actual, third-party costs and expenses incurred by Landlord in enforcing Tenant's obligations hereunder until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any costs and expenses, including reasonable legal and environmental consultant fees incurred by Landlord in enforcing Tenant's obligations under subsection 7.2.8 and subsection
32.4 of this Agreement. After the Term, Tenant shall nevertheless be obligated to comply with its obligations hereunder. Evidence of compliance, as used herein, shall mean an approved "negative declaration" or a "no further action letter" issued by the

NJDEP. Evidence of compliance shall be delivered to the Landlord, together with copies of all submissions made to, and received from, the NJDEP, including all environmental reports, test results and other supporting documentation. In addition, if a Release is caused or permitted by Tenant, or parties for whom Tenant is legally responsible, during the Term then, after end of the Term, and because of the difficulty which the Landlord may experience in re-letting the Leased Premises, the Tenant shall remain liable for the payment of the annual rent in effect in the last month of the Term, prorated on a monthly basis (the "Post-Term Rent"). The Post-Term Rent shall no longer be due when and if the only remaining requirement is purely administrative action on the part of the NJDEP or from and after the commencement date of a lease of the Leased Premises to a third party. Additionally, if Tenant fails to commence the process required by subsection 32.4 of this Agreement at least 30 days prior to the expiration of the Term then the Post-Term Rent shall be equal to 150% of the annual rent in effect in the last month of the Term, prorated on a monthly basis. Such Post-Term Rent shall no longer be due when the only remaining requirement is purely administrative action on the part of the NJDEP, evidence of compliance is obtained from the NJDEP or from and after the commencement date of a lease of the Leased Premises to a third party.

      Notwithstanding the provisions of the preceding paragraph, Tenant shall have no liability for Post-Term Rent if (i) Tenant delivers to Landlord an unconditional certificate of non-applicability within ninety (90) days after the termination of the Term; and (ii) the failure to deliver the unconditional certificate of non-applicability until that time did not prevent the Landlord from re-letting the Leased Premises (or any portions thereof) to other tenants, if Landlord has a tenant ready, willing and able to lease the Leased Premises (or any portions thereor) on terms acceptable to Landlord and such tenant.

32.6. If (i) Landlord fails to remedy any condition on or affecting the Leased Premises which Landlord is responsible hereunder for remedying, and (ii) such condition, if unremedied, shall adversely affect Tenant's use and occupancy of the Leased Premises, Tenant, without any obligation to do so, in addition to Tenant's rights and remedies under this Lease, may elect to remedy such condition on behalf of Landlord after thirty (30) days prior written notice to Landlord (or such shorter response time as reasonably is required under the circumstances). Landlord shall reimburse Tenant for any actual, reasonable, documented sums paid or third-party costs incurred by Tenant in remedying such condition, including interest thereon at the Base Rate plus two (2) additional percentage points, from the respective dates of Tenant's incurring such costs, which sums and costs together with interest shall be due and payable by Landlord to Tenant within ten (10) days following receipt of invoice therefor. In the event Landlord fails to reimburse Tenant within thirty (30) days after receipt of invoice, Tenant shall send Landlord a second request for payment and if Landlord fails to reimburse Tenant within thirty (30) days after receipt of such second request for payment, Tenant shall have the right to deduct amounts owed to Tenant under this Section from installments of Base Rent next coming due under this Lease until the full amount, with interest as aforesaid, shall be recovered.

33. Waiver of Jury Trial.

The parties hereby waive any right they might otherwise have to a trial by jury in connection with any dispute arising out of or in connection with this Agreement or the use and occupancy of the Leased Premises.

34. Severability.

In the event that any provision of this Agreement, or the application of any provision in any instance, shall be conclusively determined by a court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, such determination shall not affect the validity or enforceability of the balance of this Agreement.

35. Notices.

All notices contemplated by, permitted or required by this Agreement shall be in writing. All notices required by this Agreement shall be personally delivered or forwarded by recognized overnight carrier or by certified mail-return receipt requested, addressed to the intended party at its address first set forth above or, in the case of notices to the Tenant during the Term or any other period during which the Tenant shall be in possession of the Leased Premises, at the Leased Premises. A copy of any and all notices to Tenant also shall, as a condition of the effectiveness thereof, be delivered to Gary A. Smith, Esquire, Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103. All notices required under this Agreement shall be deemed given (i) upon delivery by overnight carrier; (ii) upon deposit, properly addressed and postage prepaid, in a postal depository if delivery is by certified mail; or (iii) upon personal delivery to the intended party, regardless of whether delivery shall be refused. Either party, by a notice served in accordance with the foregoing provisions, may change the address to which notices shall be sent. Notices given by an attorney for a party shall be deemed to be notices given by the party.

36. Captions.

Captions have been inserted at the beginning of each section of this Agreement for convenience of reference only and such captions shall not affect the construction or interpretation of any such section of this Agreement.

37. Counterparts.

This Agreement may be executed in more than one counterpart, each of which shall constitute an original of this Agreement but all of which, taken together, shall constitute one and the same Agreement.

38. Applicable Law.

This Agreement and the obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New Jersey.

39. Exclusive Benefit.

Except as may be otherwise specifically set forth in this Agreement, this Agreement is made exclusively for the benefit of the parties hereto and their permitted assignees and no one else shall be entitled to any right, remedy or claim by reason of any provision of this Agreement.

40. Successors.

This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

41. Amendments.

This Agreement contains the entire agreement of the parties hereto, subsumes all prior discussions and negotiations and, except as may otherwise be specifically set forth in this Agreement, this Agreement may not be amended or otherwise modified except by a writing signed by all the parties to this Agreement.

42. Waiver.

Except as may otherwise be specifically set forth in this Agreement, the failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty set forth in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation or warranty set forth in this Agreement. The Landlord's acceptance of, or endorsement on, any partial payment of Rent or any late payment of Rent from the Tenant shall not operate as a waiver of the Landlord's right to the balance of the Rent due on a timely basis regardless of any writing to the contrary on, or accompanying, the Tenant's partial payment or the Landlord's putative acquiescence therein.

43. Course of Performance.

No course of dealing or performance by the parties, or any of them, shall be admissible for the purpose of obtaining an interpretation or construction of this Agreement at variance with the express language of the Agreement itself.

44. Landlord's Concession.

The Landlord shall credit against any amount otherwise due from the Tenant in accordance with section 5 of this Agreement the sum of $282,135 (the "Allowance").

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        LANDLORD:
                                        Route 206 Associates

                                        By: /s/ Eugene Schenkman
                                            ------------------------------------
                                            Eugene Schenkman Vice President
                                            Route 206 Corp., General Partner


                                        TENANT:
                                        Enzon, Inc.

                                        By: /s/ Arthur Higgins
                                            ------------------------------------
                                            Arthur Higgins, President and CEO

                                    EXHIBIT A

                       LEASED PREMISES FLOOR SPACE DIAGRAM

                                    EXHIBIT B

                              PROPERTY DESCRIPTION

ALL THAT CERTAIN tract or parcel of land located in the Township of Bridgewater, County of Somerset and State of New Jersey more particularly described, as follows:

BEGINNING at a point in the westerly sideline of U.S. Route 202-206 said point being the northeasterly corner of a lot of land now or formerly of Fennessey Buick, Inc., as described in Deed Book 1231 page 656, and from said beginning point running thence (1) along a line of partitioning as approved by the Township of Bridgewater South 82 degrees 17 minutes 56 seconds West, a distance of 546.28 feet to a point in the easterly No Access Right-of-Way line of U.S. Interstate Route 287; thence (2) along said right-of-way line, North 23 degrees 02 minutes 52 seconds West, a distance of 155.84 feet to an angle point in said right-of-way line; thence (3) still along said right-of-way line North 20 degrees 29 minutes 57 seconds West, a distance of 543.09 feet to a point, said point being the southwesterly corner of Lot 21, Block 3501, as shown on the official tax map of the Township of Bridgewater, said Lot 21 being also lands now or formerly M & M, Inc. of New Jersey; thence (4) along said Lot 21 and part of Lot 22 now or formerly M. Downey, North 82 degrees 17 minutes 56 seconds East, a distance of 510.83 feet to a point, said point being the northwest corner of Lot 23, Block 3501, now or formerly C. Dudeck; thence (5) along said Lot 23, South 07 degrees 27 minutes 04 seconds East, a distance of 75.00 feet to a point, said point being the southwest corner of said Lot 23; thence (6) still along said Lot 23, North 82 degrees 17 minutes 56 seconds East, a distance of
200.00 feet to a point in the aforementioned westerly sideline of U.S. Route 202-206; thence (7) along said westerly sideline, South 07 degrees 27 minutes 04 seconds East, a distance of 605.04 feet to the point and place of Beginning.

Containing 9.512 acres as shown on a "Proposed Partition-Map of Survey, Lot 24, Block 3501", Bridgewater Township, Somerset County, New Jersey, revised July 6, 1967,prepared by Donald H. Stires, P.E. & L.S, Somerville, New Jersey.

                                    EXHIBIT C

                                   WORK LETTER

The following is the Work Letter provided for in the Agreement of which this exhibit is a part. Landlord shall refurbish the third floor common area including painting, re-carpeting and wall covering comparable to the recently refurbished area on the second floor of the Building.

                                    EXHIBIT D

                         BUILDING RULES AND REGULATIONS

The following are the Building Rules and Regulations adopted in accordance with subsection 7.2.3 of the Agreement of which this exhibit is a part; and the Tenant and the Tenant's employees, other agents and Guests shall comply with these Building Rules and Regulations:

1. The sidewalks, driveways, entrances, passages, courts, lobby, esplanade areas, plazas, elevators, vestibules, stairways, corridors, halls and other Common Facilities shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the Leased Premises. Landlord, in its discretion, may tow any vehicle left in the Common Facilities overnight; provided that the owner of such vehicle shall receive a written violation notice for its first parking infraction, and before its vehicle is towed. The Tenant shall not permit or suffer any of its employees, other agents or Guests to congregate in any of the said areas. No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Leased Premises.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, drapes, blinds, shades or screens shall be attached to, hung in or used in connection with any window or door of the Leased Premises without the prior written consent of Landlord. If such consent is given, such curtains, drapes, blinds, shades or screens shall be of a quality, type, design and color, and attached in the manner, approved by Landlord.

3. Except as otherwise specifically provided in subsection 18.1 of the Agreement, no sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed so as to be visible from outside the Leased Premises or the Building. In the event of the violation of the foregoing by the Tenant, the Landlord may remove same without any liability and may charge the expense incurred in such removal to the Tenant.

4. The sashes, doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed and no bottles, parcels or other articles shall be placed on the window sills.

5. No showcase or other articles shall be placed in front of or affixed to any part of the Building or the Common Facilities.

6. The lavatories, water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse thereof shall be repaired at the expense of the Tenant that permitted or suffered the violation hereof by the Tenant, the Tenant's employees, other agents or Guests.

7. Except as otherwise provided in the Lease or the Tenant Plan, the Tenant shall not mark, paint, drill into or in any way deface any part of the Leased Premises, the Building, the Common Facilities or the Property. Except as otherwise provided in the Lease or the Tenant Plan, no boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct. Linoleum and other resilient floor coverings shall be laid so that the same shall not come in direct contact with the floor of the Leased Premises; and if linoleum or other resilient floor coverings are desired, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material that is, and will remain, soluble in water. The use of cement or other adhesive material that either is not, or will not remain, soluble in water is prohibited.

8. No bicycles, vehicles, animals, reptiles, fish or birds of any kind shall be brought into or kept in or about the Leased Premises.

9. No excessive noise including, without limiting the generality of the foregoing, music or the playing of musical instruments, recordings, radio or television which, in the reasonable judgment of Landlord, might disturb tenants of Other Leased Premises shall be made or permitted by the Tenant. Nothing shall be done or permitted in the Leased Premises by the Tenant which would impair or interfere with the use or enjoyment of Other Leased Premises by any tenant thereof. Nothing shall be thrown out of the doors, windows or skylights or down the passageways of the Building.

10. The Tenant shall not manufacture any commodity or, except in connection with kitchen spaces accessory to Tenant's use, prepare or dispense any foods or beverages, tobacco, flowers or other commodities or articles without the prior written consent of the Landlord.

11. Duplicates of keys and passes distributed to the Tenant by the Landlord shall not be made. The Tenant shall provide appropriate security for keys. Nothing shall be done to render any lock inoperable by the Building Grand Master Key. No lock shall be installed without the Landlord's prior written consent; and any lock so installed shall be operable by the Building Grand Master Key. Upon termination of the Term, all keys, passes and duplicates provided by the Landlord to the Tenant, or otherwise procured by the Tenant, shall be returned to the Landlord. Any failure to comply with the foregoing which requires changes in locks, new or additional keys, passes or duplicates or other services of a locksmith shall be paid by the Tenant.

12. All deliveries and removals, and the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description shall take place during such hours, in such manner and in such elevators and passageways as the Landlord may determine from time to time and publish in written notices to building tenants. Subject to the limitations of applicable law, the Landlord reserves the right to inspect all objects and matter being brought into the Building or the Common Facilities and to exclude from the Building and the Common Facilities all objects and matter that violates any of these Building Rules and Regulations or that are contraband. The Landlord may (but shall not be obligated to) require any person leaving the Building or the Common Facilities with any package or object or matter from the Leased Premises to establish his authority from the Tenant to do so. The establishment and enforcement of such a requirement shall not impose any responsibility on the Landlord for the protection of the Tenant against the removal of property from the Leased Premises. The Landlord shall not be liable to the Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Leased Premises or the Building or the Common Facilities under this rule.

13. The Tenant shall not place any object in any portion of the Building that is in excess of the safe carrying or designed load capacity of the structure.

14. The Landlord shall have the right to prohibit any advertising or display of any identifying sign by the Tenant which in the reasonable exercise of Landlord's judgment tends to impair the reputation of the Building or its desirability; and, on written notice from the Landlord, the Tenant shall refrain from or discontinue such advertising or display of such identifying sign.

15. The Landlord reserves the right to exclude from the Building and the Common Facilities during hours other than Regular Business Hours all persons who do not present a pass thereto signed by both the Landlord and the Tenant. All persons entering or leaving the Building or the Common Facilities during hours other than Regular Business may be required to sign a register. The Landlord will furnish passes to persons for whom the Tenant requests same in writing. The establishment and enforcement of such a requirement shall not impose any responsibility on the Landlord for the protection of the Tenant against unauthorized entry of persons.

16. The Tenant, before closing and leaving the Leased Premises at any time shall use commercially reasonable measures to have all lights and appliances generating heat (other than the heating system) turned off. All entrance doors to the Leased Premises shall be left locked by the Tenant when the Leased Premises are not in use. At any time when the Building or the Common Facilities are locked during hours other than Regular Business Hours, the Building and the Common Facilities locks shall not be defeated by any means, such as by leaving a door ajar.

17. No person shall go upon the roof of the Building without the prior written consent of the Landlord.

18. Any requirements of the Tenant may be attended to only upon application at the office of the Building. The Landlord and its agents shall not perform any work or do any work or do anything outside of the Landlord's obligations under the Agreement except upon special instructions from the Landlord on terms acceptable to the Landlord and the Tenant.

19. Canvassing, soliciting and peddling in the Building and the Common Facilities are prohibited and the Tenant shall cooperate to prevent same.

20. There shall not be used in any space, or in the public halls or other Common Facilities of the Building, in connection with the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks or dollies except those equipped with rubber tires, side guards and such other safeguards as the Landlord reasonably shall require. No hand trucks shall be used in passenger elevators, and no passenger elevators shall be used for the moving, delivery or receipt of the aforementioned articles. In connection with moving in or out any furniture, furnishings, equipment, heavy articles and heavy packages, the Tenant shall take such precautions as reasonably may be necessary to prevent excessive wear and tear in the Building's Common Facilities and the Leased Premises including, without limiting the generality of the foregoing, floor and wall treatments.

21. The Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Leased Premises which might constitute a Nuisance.

22. The Landlord reserves the right not to enforce any Building Rule or Regulation against any tenants of Other Leased Premises. The Landlord reserves the right to rescind, amend or waive any Building Rule and Regulation when, in the Landlord's reasonable judgment, it appears necessary or desirable for the reputation, safety, care or appearance of the Building or the preservation of good order therein or the operation of the Building or the comfort of tenants or others in the Building; provided, however, that Landlord shall apply, enforce and waive, as applicable, Building Rules and Regulations in a reasonable, uniform and non-discriminatory manner.

                                    EXHIBIT E

                      DEFINITIONS AND INDEX OF DEFINITIONS

In accordance with section 1 of the Agreement of which this exhibit is a part, throughout the Agreement the following terms and phrases shall have the meanings set forth or referred to below:

1. "Additional Rent" means all amounts, other than Basic Rent and any Security Deposit, required to be paid by the Tenant to the Landlord in accordance with this Agreement.

2. "Additional Right of First Offer" is defined in subsection 6.2.2 of this Agreement.

3.    "Adjusted Gross Footage" is defined in definition 34 of this Agreement.

4.    "Adjusted Tenant's Share" is defined in definition 62 of this Agreement.

5.    "Affiliate" is defined in subsection 17.6 of this Agreement.

6. "Agreement" means this Lease and Lease Agreement (including exhibits), as it may have been amended.

7.    "Allowance" is defined in section 44 of this Agreement.

8. "Annual Amortized Capital Expenditure" means the payment amount determined as an annuity in arrears using the cost incurred by the Landlord for any Capital Expenditure as the present value, the number of years of its useful life selected by the Landlord in accordance with GAAP, but without reference to any tax regulations, as the number of periods and the Base Rate in effect when the respective improvement is first placed into service plus two additional percentage points as the annual rate of interest.

9. "Base Rate" means the prime commercial lending rate per year as announced from time to time by Fleet National Bank at its principal office.

10. "Base Year" means the full calendar year 2002 with respect to Operational Expenses (adjusted in accordance with the definition of Base Year Operational Expenses which follows) and Taxes.

11. "Base Year Operational Expenses" means Operational Expenses incurred by the Landlord during the Base Year as defined in subsection 10.2 of this Agreement. If less than 95% of the rentable area of the Building is occupied during the Base Year then the Base Year Operational Expenses shall be increased to the amount which normally would have been incurred had the occupancy been 95%. If in any subsequent calendar year less than 95% of the rentable area of the Building is occupied, the Operational Expenses for such calendar year shall be increased to the amount which normally would have been incurred had the occupancy been 95%. If the cafeteria is reduced in size or eliminated then the Base Year Operational Expenses shall be adjusted by eliminating any expense associated with the cafeteria which was incurred during the Base Year. If the cafeteria is restored, then the full Base Year Operational Expenses shall be restored.

12. "Base Year Taxes" means the product of the final assessed value, as the same may subsequently be adjusted in any appeal of the tax assessor's valuation, of the Property, the Building and any other improvements on the Property in the Base Year and the Municipality's lowest tax rate for office buildings and the property on which they stand in effect during the Base Year.

13. "Basic Rent" is defined in subsection 3.2 of this Agreement as revised by subsection 8.1.11 of this Agreement and definition 34 of this Agreement.

14.   "Broker" is defined in subsection 30.2 of this Agreement.

15. "Building" means the office building erected on the Property which is commonly known as 685 Route 202/206, Bridgewater, New Jersey, as it may, in the Landlord's sole discretion, be increased, decreased, modified, altered or otherwise changed from time to time before, during or after the Term. As the Building is presently constructed it is agreed to contain 137,139 gross rentable square feet of floor space. The Building also contains 9,520 square feet of basement area.

16.   "Capital Expenditure" is defined in subsection 10.3 of this Agreement.

17.   "Commencement Date" is defined in section 4 of this Agreement.

18. "Common Facilities" means the areas, facilities and improvements provided by the Landlord in the Building (except the Leased Premises and the Other Leased Premises) and on or about the Property, including, without limiting the generality of the foregoing, the Parking Facilities and access roads thereto, for non-exclusive use by the Tenant in accordance with subsection
      2.2 of this Agreement, as they may, in the Landlord's sole discretion, be increased, decreased, modified, altered or otherwise changed from time to time before, during or after the Term, and subject to rights which may be granted to the major tenant to utilize the lobby as a common reception area. If access roads are shared with other properties then the costs associated therewith shall be allocated on an equitable basis among the properties utilizing the access roads.

19. "Common Walls" means those walls which separate the Leased Premises from Other Leased Premises.

20.   "Completion Delay" is defined in subsection 4.2.2.5 of this Agreement.

21.   "Election Right" is defined in subsection 21.2 of this Agreement.

22. "Electric Charges" means all the supplying utility's charges for, or in connection with, furnishing electricity including charges determined by actual usage, any seasonal adjustments, demand charges, energy charges, energy adjustment charges and any other charges, howsoever denominated, of the supplying utility, including sales and excise taxes and the like, without any markup by the Landlord.

23. "Environmental Laws" is defined in subsection 7.2.8 (ii) of this Agreement.

24.   "Event of Default" is defined in section 22 of this Agreement.

25. "Expiring Term" means, when used in the context of any Option to Renew, the Term as it is then scheduled to expire (immediately prior to exercise of the next available Option to Renew).

26.   "Gross Footage" is defined in definition 34 of this Agreement.

27. The Tenant's "Guests" shall mean the Tenant's licensees, invitees and all others in, on or about the Leased Premises, the Building, the Common Facilities or the Property, either at the Tenant's express or implied request or invitation or for the purpose of soliciting or visiting the Tenant.

28. "Hazardous Substance" is defined in subsection 7.2.8 (ii) of this Agreement.

29.   "Holdover Damages" is defined in subsection 23.4 of this Agreement.

30. "Index" means the "all items" index figure for the New York Northeastern New Jersey average of the Consumer Price Index for all urban wage earners and clerical workers which uses a base period of 1982-84=100, published by the United States Department of Labor, so long as it continues to be published. If the Index is not published for a period of three consecutive months, or if its base period is changed, the term "Index" shall mean that index, as nearly equivalent in purpose, function and coverage as practicable to the original Index, which the Landlord shall have designated by notice to the Tenant.

31. "Initial Term" means the period so designated in subsection 4.1 of this Agreement.

32.   "Initial Year" means the first 12 full calendar months of the Initial
      Term.

33. "Landlord" means the person so designated at the beginning of this Agreement and those successors to the Landlord's interest in the Property and/or the Landlord's rights and obligations under this Agreement contemplated by section 26 of this Agreement.

34. "Leased Premises" means that portion of the interior of the Building (as viewed from the interior of the Leased Premises) bounded by the interior sides of the unfinished floor and the finished ceiling on the floor (as the floors have been designated by the Landlord) of the Building, the centers of all Common Walls and the exterior sides of all walls other than Common Walls, the outline of which floor space is designated on the diagram set forth in Exhibit A attached hereto, which portion contains 15,436 usable square feet of floor space (the "Usable Footage") and 18,809 square feet of gross rentable floor space (the "Gross Footage"). If the present square footage of the cafeteria is reduced, then the Gross Footage shall be adjusted downward and the Basic Rent shall be redetermined by multiplying the Adjusted Gross Footage by the Basic Rent per foot which would otherwise be due under this Agreement. To determine the Adjusted Gross Footage, the number of usable square feet of floor space which is added to the Building's net rentable area (by reason of the elimination of some or all of the cafeteria) shall be added to 112,409 square feet (the "Revised Usable Footage"). A new factor shall be calculated (the "New Multiplier") which, when multiplied by the Revised Usable Footage, produces a product of 137,139 square feet. The Adjusted Gross Footage shall equal the product of the Usable Footage multiplied by the New Multiplier (the "Adjusted Gross Footage"). Similar adjustments shall be made each time the size of the cafeteria is adjusted but the Gross Footage shall not be increased to more than 18,809 square feet.

35. "Legal Holidays" means New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

36. "Market Rental Rate" means, at the time of reference, the gross rentable floor space of the Leased Premises multiplied by that annual rate of Basic Rent per square foot of gross rentable floor space which is the result of arm's length negotiation between sophisticated landlords and tenants for comparable other leased premises taking into consideration the term of the lease, tenant improvements allowance and other concessions.

37. "Municipality" means Bridgewater, New Jersey, or any successor municipality with jurisdiction over the Property.

38.   "New Multiplier" is defined in definition 34 of this Agreement.

39. "No Pass Through Period" means, in the context of Operational Expenses and Taxes, the period beginning on the Commencement Date and ending on the day prior to the first anniversary of the Commencement Date.

40. "Nuisance" means any condition or occurrence which unreasonably or materially interferes with the authorized use and enjoyment of the Other Leased Premises and the Common Facilities by any tenant of Other Leased Premises or by any person authorized to use any Other Leased Premises or Common Facilities.

41.   "Operational Expenses" is defined in subsection 10.2 of this Agreement.

42.   "Option to Renew" is defined in subsection 6.1 of this Agreement.

43. "Other Leased Premises" means all premises within the Building, with the exception of the Leased Premises, that are, or are available to be, leased to tenants or prospective tenants, respectively.

44.   "Outside Date" is defined in subsection 4.1 of this Agreement.

45. "Parking Facilities" means the parking area adjacent to the Building, which parking area is provided as Common Facilities which includes not fewer than four (4) standard-sized parking spaces per 1,000 usable square feet within the Building.

46. "Person" includes an individual, a corporation, a partnership, a trust, an estate, an unincorporated group of persons and any group of persons.

47.   "Post-Term Rent" is defined in subsection 32.5 of this Agreement.

48. "Property" means the parcel of land, as it may, in the Landlord's sole discretion, be increased, decreased, modified, altered or otherwise changed from time to time before, during or after the Term, on which the Building is erected. As the Property is presently constituted, it is more particularly described in Exhibit B attached hereto.

49. "Regular Business Hours" means 8:00 A.M. to 7:00 P.M., Monday through Friday; and 9:00 A.M. to 1:00 P.M. on Saturdays; except on Legal Holidays.

50.   "Re-Leasing Damages" is defined in subsection 23.3.

51. "Renewal Term" means, at the time of reference, any portion of the Term, other than the Initial Term, as to which the Tenant has properly exercised an Option to Renew which Option to Renew has not been rescinded in accordance with subsection 6.2 of this Agreement.

52.   "Rent" means Basic Rent and Additional Rent.

53.   "Revised Usable Footage" is defined in definition 34 of this Agreement.

54.   "Right of First Offer" is defined in subsection 6.2.1 of this Agreement.

55.   "Security Deposit" is designated in section 29 of this Agreement.

56. "Target Date" means, upon execution and delivery of this Agreement, the then estimated Commencement Date which is hereby established to be June 1, 2002.

57. "Taxes" means, in any calendar year, the aggregate amount of real property taxes, assessments and sewer rents, rates and charges, state and local taxes, transit taxes and every other governmental charge, whether general or special, ordinary or extraordinary (except corporate franchise taxes and taxes imposed on, or computed as a function of, net income or net profits from all sources and except taxes charged, assessed or levied exclusively on the Leased Premises or arising exclusively from the Tenant's occupancy of the Leased Premises) charged, assessed or levied by any taxing authority with respect to the Property, the Building, the Common Facilities and any other improvements on the Property, less any refunds or rebates (net of expenses incurred in obtaining any such refunds or rebates) of Taxes actually received by the Landlord during such calendar year with respect to any period during the Term for the benefit of the Tenant, tenants of Other Leased Premises and the Landlord. If during the Term there shall be a change in the means or methods of taxing real property generally in effect at the beginning of the Term and another type of tax or method of taxation should be substituted in whole or in part for, or in lieu of, Taxes, the amounts calculated under such other types of tax or by such other methods of taxation shall also be deemed to be Taxes. Until such time as the actual amount of Taxes for any calendar year becomes known, the amount thereof shall be the Landlord's estimate of Taxes for that calendar year.

      Tenant's proportionate share of Taxes shall only include those installments thereof becoming due during the term of this Lease. If any assessments may be paid in installments over a period of years, such assessments shall be deemed to be payable over the longest number of years permitted by the assessing authority, and only the installments coming due during the term of this Lease, together with any interest or carrying charges due will be included within the impositions payable by Tenant. In addition, Landlord agrees to take advantage of opportunities providing payment of impositions at a discount to the extent Landlord, in its reasonable business judgment, shall determine.

      In addition, Tenant's obligation hereunder shall expressly exclude any excise, franchise, estate, succession or inheritance taxes, as well ass any penalties imposed for late payment of any real estate tax, assessment or other imposition (except for penalties on taxes which Landlord has not paid as a result of a bona fide contest or for which it has not received payment from Tenant) and shall in no event include any real estate tax or assessment attributable solely to a period occurring prior to the Commencement Date of this Lease.

58. "Tenant" means the person so designated at the beginning of this Agreement.

59. "Tenant Electric Charges" means (a) during Regular Business Hours, Electric Charges attributable to the Tenant's use of electricity in the Leased Premises for purposes other than heating, ventilation and air conditioning provided to the Leased Premises by the Landlord in accordance with subsection 8.1.5 of this Agreement and (b) during other than Regular Business Hours, a charge at the rate of $50.00 per hour or partial hour of use plus Electric Charges attributable to the Tenant's use of electricity in the Leased Premises for all purposes including, without limiting the generality of the foregoing, heating, ventilation and air conditioning. Landlord shall arrange for a system operating twenty-four (24) hours a day by which Tenant may secure after hours heating and air-conditioning on demand.

60. "Tenant Plan" means construction drawings and related construction specifications regarding the build-out of the Leased Premises (with any construction drawings in a reproducible diazo sepia mylar form and in CAD readable format) including, without limiting the generality of the foregoing, the finish schedule, signed and sealed by a New Jersey-licensed architect, complying in all respects with applicable building and fire codes and insurance underwriting standards in effect and in sufficient detail to permit the Municipality to issue any required building permits and to permit skilled contractors to supply and perform the work called for therein. The Tenant Plan shall not include any specialized computer installations or any telecommunications equipment or facilities.

61.   "Tenant Plan Due Date" means March 18, 2002.

62. "Tenant's Share" of any amount means 13.715%. The Tenant's Share shall be adjusted if the present square footage of the cafeteria is reduced. The Adjusted Tenant's Share shall be determined by dividing the Adjusted Gross Footage determined in accordance with definition 34 of this Agreement by 1,371.39 (the "Adjusted Tenant's Share"). Similar adjustments shall be made each time the size of the cafeteria is adjusted but the Tenant's Share shall not be increased to more than 13.715%.

63. "Term" means the Initial Term plus, at the time of reference, any Renewal Term.

64.   "Termination Damages" is defined in subsection 23.2 of this Agreement.

65.   "Usable Footage" is defined in definition 34 of this Agreement.

66. "Utilities Expenses" means Electric Charges (other than Tenant Electric Charges) and all charges for any other fuel that may be used in providing electricity and services powered by electricity that the Landlord provides in accordance with section 8 of this Agreement to the Building, the Leased Premises, Other Leased Premises, the Common Facilities and the Property, including sales and excise taxes and the like.

67.   "Venture Partner" is defined in subsection 17.7 of this Agreement.

68.   "Wire Restoration Work" is defined in subsection 21.2.2 of this Agreement.

69.   "Wiring" is defined in subsection 21.2.1 of this Agreement.

70.   "Work" is defined in subsection 5.2 of this Agreement.

71. "Work Letter" means Exhibit C attached hereto which describes the improvements which Landlord will install without installation charge to the Tenant in addition to the Work.

                            LEASE AND LEASE AGREEMENT

                                     Between

                              Route 206 Associates

                                  The Landlord

                                       And

                                   Enzon, Inc.

                                   The Tenant

                             For Leased Premises In

                   685 Route 202/206, Bridgewater, New Jersey

                                 March   , 2002

Prepared by:
Gary O. Turndorf
520 Route 22
P.O. Box 6872
Bridgewater, NJ 08807
(908) 725-8100

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.  DEFINITIONS ...........................................................    1

2.  LEASE OF THE LEASED PREMISES ..........................................    1

3.  RENT ..................................................................    1

4.  TERM ..................................................................    2

5.  PREPARATION OF THE LEASED PREMISES ....................................    4

6.  OPTIONS ...............................................................    5

7.  USE AND OCCUPANCY .....................................................    6

8.  UTILITIES, SERVICES, MAINTENANCE AND REPAIRS ..........................    8

9.  ALLOCATION OF THE EXPENSE OF UTILITIES, SERVICES, MAINTENANCE, REPAIRS
    AND TAXES .............................................................    9

10. COMPUTATION AND PAYMENT OF ALLOCATED EXPENSES OF UTILITIES, SERVICES,
    MAINTENANCE, REPAIRS, TAXES AND CAPITAL EXPENDITURES ..................   10

11. LEASEHOLD IMPROVEMENTS, FIXTURES AND TRADE FIXTURES ...................   17

12. ALTERATIONS, IMPROVEMENTS AND OTHER MODIFICATIONS BY THE TENANT .......   17

13. LANDLORD'S RIGHTS OF ENTRY AND ACCESS .................................   19

14. LIABILITIES AND INSURANCE OBLIGATIONS .................................   20

15. CASUALTY DAMAGE TO BUILDING OR LEASED PREMISES ........................   22

16. CONDEMNATION ..........................................................   23

17. ASSIGNMENT OR SUBLETTING BY TENANT ....................................   23

18. SIGNS, DISPLAYS AND ADVERTISING .......................................   26

19. QUIET ENJOYMENT .......................................................   27

20. ITENTIONALLY OMITTED ..................................................   27

21. SURRENDER .............................................................   27

22. EVENTS OF DEFAULT .....................................................   28

23. RIGHTS AND REMEDIES ...................................................   29

24. INTENTIONALLY OMITTED .................................................   32

25. MORTGAGE AND UNDERLYING LEASE PRIORITY ................................   32

26. TRANSFER BY LANDLORD ..................................................   32

27. INDEMNIFICATION .......................................................   33

28. PARTIES' LIABILITY ....................................................   35

29. SECURITY DEPOSIT ......................................................   36

30. REPRESENTATIONS .......................................................   37

31. RESERVATION IN FAVOR OF TENANT ........................................   38

32. TENANT'S CERTIFICATES AND MORTGAGEE NOTICE REQUIREMENTS ...............   38

33. WAIVER OF JURY TRIAL ..................................................   40

34. SEVERABILITY ..........................................................   40

35. NOTICES ...............................................................   41

36. CAPTIONS ..............................................................   41

37. COUNTERPARTS ..........................................................   41

38. APPLICABLE LAW ........................................................   41

39. EXCLUSIVE BENEFIT .....................................................   41

40. SUCCESSORS ............................................................   41

41. AMENDMENTS ............................................................   41

42. WAIVER ................................................................   41

43. COURSE OF PERFORMANCE .................................................   42

44. LANDLORD'S CONCESSION .................................................   42

================================================================================
  EXHIBIT                           DESCRIPTION                             PAGE
--------------------------------------------------------------------------------
     A       LEASED PREMISES FLOOR SPACE DIAGRAM ..........................   43
     B       PROPERTY DESCRIPTION .........................................   44
     C       WORK LETTER ..................................................   45
     D       BUILDING RULES AND REGULATIONS ...............................   46
     E       DEFINITIONS AND INDEX OF DEFINITIONS .........................   49
================================================================================


                                     - ii -